                                                                  EXECUTION COPY









                              ROYALTY PURCHASE AGREEMENT


                                       BETWEEN


                                NEUROSCIENCE PARTNERS
                                 LIMITED PARTNERSHIP
                               BY ITS GENERAL PARTNER,
                            MDS ASSOCIES-NEUROSCIENCE INC.



                                      -  AND  -


                                APOLLO GENETICS, INC.


                                  DECEMBER 18, 1996


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                               TABLE OF CONTENTS
                                                                        PAGE NO.
ARTICLE 1      DEFINITIONS AND SCHEDULES....................................1
1.1            Definitions..................................................1
1.2            Schedules....................................................9

ARTICLE 2      PURCHASED RIGHTS.............................................9
2.1            Sale of Purchased Rights to the Fund.........................9
2.2            Payment of Royalties.........................................9
2.3            Maximum Royalties............................................9
2.4            Cash Payment Buyout..........................................10
2.5            Liabilities Not Assumed......................................11

ARTICLE 3      REPRESENTATIONS AND WARRANTIES...............................11
3.1            Representations and Warranties of Apollo.....................11
               3.1.1     Corporate Matters..................................11
               3.1.2     The Financial Statements...........................12
               3.1.3     Undisclosed Liabilities............................12
               3.1.4     Absence of Changes.................................12
               3.1.5     Material Contracts.................................13
               3.1.6     Absence of Conflicting Agreements..................14
               3.1.7     Consents, Approvals, Etc...........................14
               3.1.8     Compliance with Applicable Law.....................15
               3.1.9     Litigation.........................................15
               3.1.10    Purchased Rights...................................15
               3.1.11    No Options.........................................15
               3.1.12    Product Rights.....................................15
               3.1.13    Non-Arm's Length Transactions......................17
               3.1.14    Tax Returns........................................17
               3.1.15    Authorized and Issued Share Capital................17
               3.1.16    Disclosure.........................................18
3.2            Representations and Warranties of the Fund...................18
               3.2.1     Corporate Matters..................................19
               3.2.2     Absence of Conflicting Agreements..................19
               3.2.3     Consents, Approvals, Etc...........................20
               3.2.4     Investment.........................................20
               3.2.5     Agreement For Sale.................................20
               3.2.6     Investment Experience..............................20
               3.2.7     Restricted Securities..............................20
               3.2.8     Further Limitations on Disposition.................21
               3.2.9     Legends............................................21
               3.2.10    Laws of Funds Jurisdiction.........................22
3.3            Commission...................................................22
3.4            Non-Waiver...................................................22

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                                       ii

3.5            Survival of Representations and Warranties...................22

ARTICLE 4      COVENANTS....................................................22
4.1            Covenants....................................................22
4.2            Non-Waiver and Audit.........................................28

ARTICLE 5      CONVERSION RIGHT.............................................29
5.1            Conversion Right.............................................29
5.2            Terms and Conditions Governing the Conversion Right..........29
5.3            Pro rata Reduction of Royalties..............................29
5.4            Paramountcy..................................................30

ARTICLE 6      DEFAULT......................................................30
6.1            Events of Default............................................30
6.2            Remedies.....................................................31

ARTICLE 7      INDEMNIFICATION..............................................32
7.1            Mutual Indemnifications for Breaches of Warranty, etc........32
7.2            Third Party Claims...........................................32

ARTICLE 8      CONFIDENTIALITY..............................................33
8.1            Confidential Information.....................................33
8.2            Non-Disclosure...............................................33

ARTICLE 9      DELIVERIES.ON.EXECUTION......................................34
9.1            Deliveries upon Execution of this Agreement..................34

ARTICLE 10     GENERAL......................................................35
10.1           Headings.....................................................35
10.2           Number and Gender............................................35
10.3           Entire Agreement.............................................35
10.4           Amendment....................................................35
10.5           Waiver of Rights.............................................35
10.6           Applicable Law...............................................36
10.7           Currency.....................................................36
10.8           Tender ......................................................36
10.9           Performance on Holidays......................................36
10.10          Financial Reporting Standards................................36
10.11          Expenses.....................................................36
10.12          Time.........................................................37
10.13          Notices......................................................37
10.14          Assignment...................................................38
10.15          Further Assurances...........................................39
10.16          Independent Parties..........................................39
10.17          Public Announcements.........................................39

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                                       iii

10.18          Severability.................................................39
10.19          Counterparts.................................................40
10.20          Facsimile Execution..........................................40

SCHEDULE A     FORM OF WARRANTS
SCHEDULE B     PATENT RIGHTS
SCHEDULE C     INSTRUMENTS, CONTRACTS, LEASES, LICENCES, RIGHTS OR OTHER
               AGREEMENTS RELATING TO THE TECHNOLOGY, THE PRODUCT RIGHTS,
               THE PRODUCTS OR THE PURCHASED RIGHTS
SCHEDULE D     TERMS AND CONDITIONS GOVERNING THE CONVERSION RIGHT
SCHEDULE E     FORM OF SUBSCRIPTION AGREEMENT
SCHEDULE F     FORM OF REGISTRATION RIGHTS AGREEMENT
SCHEDULE G     FINANCIAL STATEMENTS
SCHEDULE H     GRANTS AND OPTIONS

                    THIS AGREEMENT IS MADE AS OF THE 18TH DAY OF DECEMBER, 1996

B E T W E E N:


                    NEUROSCIENCE PARTNERS LIMITED PARTNERSHIP, a limited partnership constituted under the laws of the Province of Ontario

                                    - and -

                    APOLLO GENETICS, INC.,
                    a corporation subsisting under the laws of Delaware


RECITALS:

1. Apollo is the licensee or proprietor of know-how, intellectual property rights and materials relating to the use of estrogen in the treatment of Chronic Neurodegenerative Diseases.

2. Apollo has agreed to sell and the Fund has agreed to purchase a portion of the revenues generated from such know-how, intellectual property rights and materials, on the terms provided in this Agreement.

IN CONSIDERATION of the premises, the mutual covenants in this Agreement and of other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

                                    ARTICLE 1
                            DEFINITIONS AND SCHEDULES

1.1 DEFINITIONS

In this Agreement:

    "$.70 WARRANTS" means warrants to acquire 350,000 Apollo Common Shares for a price of US$ .70 per Apollo Common Share for a period of 7 years from the date of execution of this Agreement in the form and on the terms and conditions attached hereto as Schedule A to be issued and delivered by Apollo to the Fund on execution of this Agreement;

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                                       2

    "$.875 WARRANTS" means warrants to acquire 150,000 Apollo Common Shares for a price of US$ .875 per common share for a period of 7 years from the date of execution of this Agreement in the form and on the terms and conditions attached hereto as Schedule A to be issued and delivered by Apollo to the Fund on execution of this Agreement;

    "AFFILIATE" means a Person which, directly or indirectly, controls, is controlled by or is under common control with another, it being understood and agreed that Athena Neurosciences, Inc. and Endocon, Inc. (including its successor pursuant to the merger transaction referred to at page 33 of the Private Placement Memorandum) are not Affiliates of Apollo hereunder;

    "AGGREGATE ROYALTIES" means, at any time, the aggregate dollar amounts paid by Apollo to the Fund pursuant to item (i) and (ii) of the Purchased Rights;

    "AGREEMENT" means this agreement, the recitals, all attached schedules and any agreement, exhibit or schedule supplementing or amending this agreement. All uses of the words "hereto", "herein," "hereof," "hereby" and "hereunder" and similar expressions refer to this Agreement and not to any particular section or portion of it. References to an Article, Section, Subsection, Exhibit or Schedule refer to the applicable article, section, subsection, exhibit or schedule of this Agreement;

    "APOLLO COMMON SHARES" means the shares of common stock, $.02 par value per share, of Apollo as such shares are constituted on the date hereof, as the same may be reorganized, reclassified or changed pursuant to a capital reorganization or otherwise;

    "APOLLO" means Apollo Genetics, Inc., its existing and future Affiliates, and any successors of Apollo Genetics Inc. or such Affiliates (including any successor by reason of amalgamation, merger or statutory arrangement of Apollo Genetics Inc. and/or such Affiliates);

    "APPLICABLE LAW" means, in respect of any Person, property, transaction or event, any statute, law, ordinance, rule, regulation, regulatory policy, by-law, order, judgment, decree or restriction of any kind whatever applicable to that Person, property, transaction or event;

    "ATHENA AGREEMENT" means the Licence and Collaboration Agreement dated April 16, 1996 between Apollo and Athena Neurosciences, Inc.;

    "BOARD" means the board of directors of Apollo;

    "BUSINESS DAY" means any day of the week other than a Saturday, Sunday or statutory or civic holiday observed in Toronto, Ontario or Cambridge, Massachusetts;

    "BUSINESS" means the business of Apollo relating to the Technology as has been carried on by it prior to the date hereof and as may be carried on by it hereafter;

    "CHRONIC NEURODEGENERATIVE DISEASE" means any chronic neurodegenerative disease or condition in which the anticipated treatment regimen is at least six months; e.g., Alzheimer's disease;

    "CLAIMS" has the meaning assigned thereto in Article 7;

    "CLOSING DOCUMENT" means any document, instrument, undertaking or agreement made pursuant to or in connection with this Agreement;

    "CONFIDENTIAL INFORMATION" means any information that is so designated by the Parties, or deemed to be such under this Agreement and any information that is disclosed by or on behalf of Apollo on the one hand or by or on behalf of the Fund on the other hand (the "disclosing party") to, respectively, the Fund or Apollo (the "receiving party") including all Know-How, except information which, as established by reasonable proof by the receiving party:

         (i)  is already known to the receiving party;

         (ii) is or becomes part of the public domain by publication or otherwise without any breach of this Agreement;

         (iii) has been published or is otherwise in the public knowledge or is generally known to the public at the time of its disclosure to the receiving party or that is thereafter obtained from another source acting in good faith without any breach of this Agreement; or

         (iv) was not obtained from another source and can be demonstrated by the receiving party to have been known or available to or independently developed by the receiving party before disclosure to the receiving party;

    "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") when used to indicate a relationship with any Person means the possession of the power, in

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                                       4


    law or in fact, to direct or cause the direction of the management and policies of a Person, whether through legal and beneficial ownership of a majority of voting securities or other equity interests, by agreement or otherwise;

    "CONVERSION RIGHT" means the right of the Fund to convert all or part of the Royalties into Apollo Common Shares as set out in Article 5 and Schedule D hereof;

    "DIRECT SALES REVENUE" means the gross amount actually received by Apollo during the Term, determined in accordance with GAAP, from or in respect of the sale by Apollo of Products before any expenses or costs less Sales Taxes and normal returns and allowances for damaged and outdated product but excluding all Fees and Income;

    "DISTRIBUTION" means the development, marketing, sale, distribution, licensing, sub-licensing or other method of exploiting the Technology including the provision of services in relation thereto and "DISTRIBUTING" and "DISTRIBUTE" shall have corresponding meanings;

    "ENCUMBRANCE" means any encumbrance of any kind whatsoever, actual or contingent, fixed or floating, including any security interest, mortgage, lien, hypothec, pledge, hypothecation, assignment, charge, trust or deemed trust (whether contractual, statutory or otherwise arising) or any other right or claim of others of any kind whatsoever;

    "ENDOCON AGREEMENT" means the Research and Collaboration Agreement between Apollo and Endocon, Inc. made as of the 1st day of June, 1994, as amended by a letter agreements dated February 1, 1996 and December 16, 1996;

    "EVENT OF DEFAULT" has the meaning assigned thereto in Article 6;

    "FEES AND INCOME" means the gross amount received by Apollo during the Term, determined in accordance with GAAP, derived from or in respect of the Technology other than Direct Sales Revenue including: [*]


       * Confidential treatment has been requested for marked portion.

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                                       5
    [*]

    "FINANCIAL STATEMENTS" means the audited financial statements of Apollo dated December 31, 1995 and the unaudited financial statements for the 9 month period ending September 30, 1996, all as attached hereto as Schedule G;

    "FINANCING" means the raising of funds by Apollo by issuance of additional Apollo Common Shares or securities convertible into or exchangeable for Apollo Common Shares;

    "FUND" means Neuroscience Partners Limited Partnership, its existing and future Affiliates, and any successors of Neuroscience Partners Limited Partnership or such Affiliates (including any successors by reason of amalgamation, merger or statutory arrangement of Neuroscience Partners Limited Partnership and/or such Affiliates);

    "GAAP" means generally accepted accounting principles from time to time approved by the American Institute of Public Chartered Accountants, or any successor institute, applicable as at the date on which any calculation or determination is required to be made in accordance with generally accepted accounting principles, and where the American Institute of Public Chartered Accountants includes a recommendation in its Handbook concerning the treatment of any accounting matter, such recommendation shall be regarded as the only generally accepted accounting principle applicable to the circumstances that it covers;

    "GOVERNMENTAL AGENCY" means any domestic or foreign government whether federal, provincial or municipal and any governmental agency, governmental authority, governmental tribunal or governmental commission of any kind whatever;

    "INCLUDING", when used herein or in any Closing Document, means "including without limitation" and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

    "INDEMNIFIED PARTY" has the meaning assigned thereto in Article 6;

       * Confidential treatment has been requested for marked portion.

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                                       6


    "INDEMNIFYING PARTY" has the meaning assigned thereto in Article 6;

    "INDEMNITY NOTICE" has the meaning assigned thereto in Article 6;

    "INITIAL PUBLIC OFFERING" shall mean the initial public offering of Apollo, a reverse take-over or any other event pursuant to which securities of Apollo become listed and posted for trading on any stock exchange or qualified for unlisted trading privileges on any trade reporting and quotation system for over-the-counter trading;

    "KNOW-HOW" means all technical, scientific, medical or other information, trade secrets, know-how, pre-clinical, clinical, pharmacological, Distribution, manufacturing or other data, concepts, ideas, experimental, medical or manufacturing methods and procedures, testing results, assays, formulations, depictions, descriptions, business or scientific plans, marketing studies and plans, customer lists and any other written, printed or electronically stored materials, pharmaceutical compounds and any other natural or man-made pharmaceutical materials and any other intellectual property including the Patent Rights invented, developed, controlled or acquired prior to or during the Term by or on behalf of Apollo related to the Technology;

    "NOTICE" has the meaning assigned thereto in Section 9.13;

    "PARTIES" means Apollo and the Fund, collectively, and "PARTY" means any one of them;

    "PATENT RIGHTS" means all patents and patent applications set forth in Schedule B and all other patents and patent applications applied for, filed by or issued, licensed or assigned to or under the control of, Apollo in which an estrogen issued for the treatment of Chronic Neurodegenerative Diseases and all improvements thereto made by Apollo during the Term or in respect of which Apollo, during the Term, has any right, licence, title or interest including all divisions, continuations, partial continuations, extensions, substitutions, confirmations, registrations, revalidations, additions or reissues of or to any of such patents or patent applications;

    "PERSON" includes an individual, body corporate, partnership, joint venture, cooperative, trust or unincorporated organization, the Crown or any agency or instrumentality thereof, or any other entity recognized by law;

    "PRIME RATE" for any day means the rate of interest expressed as a rate per annum that Royal Bank of Canada establishes at its head office in Toronto, Ontario as a reference rate of interest that it will charge on that day for Canadian Dollar demand loans to its corporate customers in Canada and which it at present refers to as its prime rate;

    "PRIVATE PLACEMENT MEMORANDUM" means the confidential Private Placement Memorandum of Apollo dated June 19, 1996;

    "PRODUCT RIGHTS" means the Know-How, Patent Rights and Trade Marks;

    "PRODUCTS" means all forms and dosages of any product, system or service and any enhancements, substitutions or improvements thereof derived from or relating to the Technology and Distributed during the Term and "PRODUCT" means any one of them;

    "PURCHASED RIGHTS" means:

    (i)   the right to receive [*]% of all Direct Sales Revenue;

    (ii)  the right to receive [*]% of all Fees and Income;

    (iii) the granting and issuance to the Fund of the $.70 Warrants and the $.875 Warrants;

    (iv)  the Conversion Right; and

    (v) the registration rights to be granted to the Fund by Apollo pursuant to the Registration Rights Agreement to be entered into pursuant to
          Section 9.1(e).

    "PURCHASE PRICE" has the meaning set forth in Section 2.1;

    "REGISTRATION" with respect to any Product means the obtaining of all approvals and authorizations under Applicable Law to legally manufacture, package, and Distribute the relevant Product to end users for therapeutic purposes and "REGISTERED" shall have a corresponding meaning;

    "ROYALTIES" means the dollar amounts payable by Apollo to the Fund pursuant to item (i) and (ii) of the Purchased Rights;

       * Confidential treatment has been requested for marked portion.

    "SALES TAXES" means all goods and services taxes, sales taxes, excise and value added taxes assessed on sales of the Products under Applicable Law;

    "TAX RETURNS" means all reports, returns and other documents filed or required to be filed by Apollo in respect of Taxes or in respect of or pursuant to any Applicable Law;

    "TAXES" means all federal, provincial, state, municipal, foreign, withholding or other taxes, imposts, levies, assessments and government fees, charges or dues, lawfully levied, assessed or imposed under Applicable Law;

    "TECHNOLOGY" means Patent Rights and Know-How related to the use of estrogen in the treatment and cure of Chronic Neurodegenerative Diseases, including the Patent Rights and Know-How related to the Neurestrol, Neuromidol and estrogen Novel Neurosteroids programs described in the Private Placement Memorandum under the heading, "Research and Development Programs";

    "TERM" in respect of each Product and each country in the world, means the period commencing on the date hereof and ending on the day that is the later of: (i) ten (10) years after the day of first commercial sale of the last form/dosage combination of the relevant Product to be Registered in the relevant country by Apollo or by one of its licensees to a Third Party customer in a bona fide arm's length transaction in the country; and (ii) the expiry date of the last relevant Patent Right to expire in the relevant country;

    "THIRD PARTY" means any Person other than Apollo or the Fund;

    "TRADE MARKS" means any and all trade marks, service marks or symbols, trade devices, certification marks, trade or business names and applications therefor in respect of or relating to the any Products, the Product Rights or the Technology filed by or issued, licensed or assigned to or under the control of, Apollo including Neurestrol and Neuromidol; and

    "TRANSMISSION" means any electronic means of sending messages, including facsimile transmission, which produces a paper record.

1.2            SCHEDULES

               The following Schedules form part of this Agreement:

SCHEDULE    DESCRIPTION OF SCHEDULE
A           Form of Warrants
B           Patent Rights
C           Agreements
D           Terms and Conditions Governing Conversion Right
E           Form of Subscription Agreement
F           Form of Registration Rights Agreement
G           Financial Statements
H           Grants and Options

                                      ARTICLE 2
                                   PURCHASED RIGHTS

2.1 SALE OF PURCHASED RIGHTS TO THE FUND

In consideration of the payment of five hundred thousand United States Dollars by the Fund to Apollo (the "PURCHASE PRICE"), payable without increase or deduction for or on account of any Taxes on execution of this Agreement, Apollo hereby sells, assigns, issues, grants and transfers free and clear of all Encumbrances throughout the Term, the Purchased Rights and agrees to pay to the Fund the Royalties free and clear of all Encumbrances throughout the Term.

2.2 PAYMENT OF ROYALTIES

Apollo shall pay the Royalties to the Fund without increase or deduction for or on account of any Taxes thirty (30) days after each March 31, June 30, September 30 and December 31 during the Term based on the Direct Sales Revenue, and Fees and Income in respect of each such immediately preceding quarterly period.

2.3 MAXIMUM ROYALTIES

Apollo's obligation to pay Royalties shall terminate effective on the 1st day of the then following calendar year in the event that Aggregate Royalties in respect of the period ending on the last day of any of the calendar years set out below are equal to or greater than the respective amounts set out below. With respect to the years ending after December 31, 2007, the Parties agree to negotiate in good faith appropriate Aggregate Royalties, consistent with this Agreement, which shall set the maximum Royalties due. Notwithstanding any automatic termination pursuant to this Section 2.3, Royalties shall accrue as contemplated hereby until the date that Royalties up to and including the last day of the relevant calendar year have been paid and become Aggregate Royalties. Upon receipt of such Royalties, the obligation of Apollo to pay Royalties shall terminate effective as of the 1st day of the relevant calendar year.

               [*]


2.4            CASH PAYMENT BUYOUT

Subject to Section 5.4, Apollo may terminate its obligation to pay Royalties by notifying the Fund in writing on the first Business Day on or before November 30 in any of the calendar years set out in Section 2.3 above of its intention to do so and paying, on the first date for payment of Royalties in the following calendar year, by cash, certified cheque or bank draft payable to the Fund an amount equal to the difference between the amount set out in Section 2.3 for the relevant calendar year or agreed to for years subsequent to 2007 and the Aggregate Royalties in respect of the period ending on the last day of the relevant calendar year. Notwithstanding any notice of intention to terminate the obligation to pay Royalties pursuant to this Section, Royalties shall accrue as contemplated hereby until the date that the buyout cash payment is made to the Fund in accordance herewith. Upon receipt of such payment, the obligation of Apollo to pay Royalties shall terminate effective as of the 1st day of the relevant calendar year.

       * Confidential treatment has been requested for marked portion.

2.5 LIABILITIES NOT ASSUMED

By entering into this Agreement or any Closing Document, the Fund is not assuming and shall not be responsible for any of the liabilities, debts or obligations of Apollo whatsoever, whether present, future, contingent or absolute and whether or not relating to the Technology, the Product Rights, the Products or the Purchased Rights or to any other thing, including any and all product liability and patent infringement claims relating to the Products or Product Rights.


                                      ARTICLE 3
                            REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF APOLLO

Apollo represents and warrants to the Fund as follows and acknowledges that the Fund is relying on such representations and warranties in entering into this
Agreement:

3.1.1 CORPORATE MATTERS

    (a) Apollo is a corporation duly incorporated, organized and validly existing under the laws of its jurisdiction of incorporation. No proceedings have been taken or authorized by Apollo or, to the best of Apollo's knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of Apollo.

    (b) Apollo has all necessary power and capacity to execute and deliver, and to observe and perform its covenants and obligations under, this Agreement and the Closing Documents to which it is a party. Apollo has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under, this Agreement and the Closing Documents to which it is a party.

    (c) This Agreement and each Closing Document to which Apollo is a party has been duly executed and delivered by Apollo, and this Agreement and each Closing Document to which Apollo is a party, constitutes a valid and binding obligation of Apollo enforceable against it in accordance with its terms, provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting enforceability of creditors' rights and that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

3.1.2 THE FINANCIAL STATEMENTS

The Financial Statements:

    (a) have been prepared in accordance with GAAP, applied on a basis consistent with that of the preceding periods, except that, in the case of unaudited financial statements, they may not contain all of the footnotes required by GAAP;

    (b)  are complete and accurate in all material respects;

    (c) accurately disclose the assets, liabilities and financial position of Apollo and the results of the operations of Apollo as at the dates thereof and for the periods covered thereby; and

    (d) contain or reflect adequate reserves for all liabilities and obligations of Apollo, as at the date thereof.

No information has become available to Apollo that would render the Financial Statements incomplete or inaccurate.

3.1.3 UNDISCLOSED LIABILITIES

     Apollo has no liabilities of any kind except:

    (a) liabilities disclosed or provided for in the Financial Statements or the Private Placement Memorandum; and

    (b) liabilities incurred in the ordinary course of business since September 30, 1996 which are consistent with past practice and are not, in the aggregate, material and adverse to the financial condition or results of operations of Apollo.

3.1.4 ABSENCE OF CHANGES

Since September 30, 1996:

    (a) Apollo has conducted its business in the ordinary course and has not incurred any debt, obligation or liability out of the ordinary course of business;

    (b) there has not been any change in the financial condition or results of operations of Apollo, other than changes in the ordinary course of business, and such changes: (i) have not, either individually or in the aggregate, been materially adverse; and (ii) have not had or are not reasonably expected to have, either before or after the date hereof, a material adverse effect on the financial condition of Apollo or its future prospects; and

    (c) there has not been any change in, creation of, termination, amendment or revocation of any contract, lease, licence, patent or other agreement or any damage, destruction, loss, labour dispute or other event, development or condition of any character (whether or not covered by insurance) which has had, or could have, a material adverse affect on Apollo or its future prospects.

3.1.5 MATERIAL CONTRACTS

    (a) Except for the patents and patent applications disclosed in Schedule B and the instruments, contracts, leases, licences, rights and other agreements disclosed in Schedule C, Apollo is not a party to or bound by any instrument, contract, lease, licence, right, patent or other agreement whatsoever, whether oral or written, which relates to the Technology, the Product Rights, the Products or the Purchased Rights. True, correct and complete copies of all such instruments, contracts, leases, licences, rights patents and other agreements have been delivered to the Fund or its solicitors prior to the date hereof.

    (b) The instruments, contracts, leases, licenses, rights and other agreements disclosed in Schedule C are all in good standing and in full force and effect with no amendments except as disclosed in Schedule C and are valid and binding obligations of the parties thereto enforceable in accordance with their respective terms provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, restructuring and other similar laws affecting enforceability of creditors' rights and that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought. Each of the parties thereto has complied with all material terms thereof, has paid all amounts due thereunder, has not waived any rights or defaults thereunder and no default or breach exists in respect thereof on the part of any of the parties thereto and no event has occurred which, after the giving of notice or the lapse of time or both, would constitute such a default or breach.

3.1.6 ABSENCE OF CONFLICTING AGREEMENTS

None of the execution and delivery of, or the observance and performance by Apollo of, any covenant or obligation under this Agreement or any Closing Document to which it is a party, or the consummation of any of the transactions contemplated hereby or thereby:

    (a) contravenes or results in, or will contravene or result in, a violation of or a default under (with or without the giving of notice or lapse of time, or both) or in the acceleration of any obligation under:

         (i)   any Applicable Law;

         (ii) the certificate of incorporation, memorandum of association, articles of association, by-laws, directors' or shareholders' resolutions of Apollo; or

         (iii) any instrument, contract, lease, license, right or other agreement to which Apollo is a party, or by which it is bound or affected; or

    (b) result in the creation or imposition of any Encumbrance on Apollo or on the Purchased Rights.

3.1.7 CONSENTS, APPROVALS, ETC.

No consent, approval, licence, order or authorization, registration, declaration or filing with or of any Governmental Agency or other Person is required by Apollo, in connection with:

    (a) the execution and delivery by Apollo of this Agreement and the Closing Documents to which it is a party;

    (b) the observance and performance by it of its obligations under this Agreement and the Closing Documents to which it is a party; or

    (c) the consummation of any of the transactions contemplated hereby or thereby.

3.1.8 COMPLIANCE WITH APPLICABLE LAW

Apollo has conducted and is conducting Business in compliance with all Applicable Law in all material respects, and not in breach of any Applicable Law, except for breaches which in the aggregate are not material.

3.1.9 LITIGATION

There is no claim, demand, suit, action, cause of action, dispute, proceeding, litigation, investigation, grievance, arbitration, governmental proceeding or other proceeding including appeals and applications for review, in progress against, by or relating to Apollo, nor, to the best of Apollo's knowledge, are any of the same pending or threatened. There is not presently outstanding against Apollo any judgment, decree, injunction, rule, order or award of any court, Governmental Agency or arbitrator that may adversely affect the Technology, the Product Rights, the Products, the Purchased Rights or Apollo in any way.

3.1.10 PURCHASED RIGHTS

Apollo is entitled to sell, assign, issue, grant and transfer the Purchased Rights and pay the Royalties to the Fund as herein contemplated. Except as contemplated by this Agreement or as disclosed in Schedule H, there has been no sale, conveyance, assignment or granting of any licences, royalties, options or similar rights to or the creation of any Encumbrance on or in respect of any of the Purchased Rights in favour of any other Person.

3.1.11 NO OPTIONS

No Person other than the Fund has any agreement, option, warrant or right, or any right capable of becoming any of the foregoing, for the purchase of all or any of Apollo's right, title or interest in the Technology, the Product Rights, any of the Products or any of the Purchased Rights, except as disclosed in Schedule H.

3.1.12 PRODUCT RIGHTS

    (a) Schedule B sets forth a true and complete list of all Patent Rights indicating which are owned by, are licensed to or under the control of Apollo. The Product Rights are sufficient to conduct the Business as it is being conducted. To the best of Apollo's knowledge, the conduct of the Business does not infringe upon or otherwise interfere with any patent, trade mark, trade name, industrial design or copyright of any other Person. Apollo is not aware of any infringement of, passing-off related to, or other interference with the Product Rights by any Person or any claim by any Person that any of the Trade Marks are, or may be, invalid or unenforceable or non-distinctive of Apollo.

         (b)  To the best of Apollo's knowledge:

         (i) all patent applications of Apollo included as part of the Patent Rights are currently pending before the applicable administrative agencies and are being prosecuted by Apollo with reasonable diligence;

         (ii) each of the issued patents included as part of the Patent Rights and each claim therein is valid and enforceable according to its terms;

         (iii) the Patent Rights are the only patents issued or pending in any country in respect of the subject matter claimed in the Patent Rights;

          (iv) there have been no claims by any Third Party of infringing any patent or other right of any kind;

           (v) the inventions claimed in the Patent Rights are new, useful and not obvious;

          (vi) there has been no inequitable conduct or abuse of the Patent Rights by or on behalf of Apollo or its predecessors in title, if any, in respect of the Patent Rights;

         (vii) neither Apollo nor any Third Party has filed any disclaimer or made or permitted any other voluntary reduction in the scope of the Patent Rights;

        (viii) the inventions claimed in the Patent Rights may be practised without infringing any patent or other right of any kind of any Third Party; and

          (ix) the Patent Rights and the inventions claimed in them have not been dedicated to the public

3.1.13 NON-ARM'S LENGTH TRANSACTIONS

With respect to the Business:

    (a) Apollo has not acquired or had the use of any property from any employee, officer, director or shareholder of Apollo or any of their respective associates (each, an "Insider"); and

    (b) Apollo has not disposed of any such property to any Insider for proceeds less than the fair market value.

3.1.14 TAX RETURNS

    (a) Apollo has filed all Tax Returns on time and with the appropriate Governmental Agencies for all fiscal periods ending prior to the date hereof. Each such Tax Return was materially correct and complete.

    (b) Apollo has paid all Taxes due and payable as reflected on its Tax Returns and has paid all assessments and reassessments it has received in respect of Taxes. The provisions for Taxes reflected in the Financial Statements are sufficient to cover all liabilities for Taxes that have been assessed against Apollo, whether or not disputed, or are accruing and due in respect of the Business, its operations or property during the periods covered by the Financial Statements and all prior periods. Except to the extent provided for in the financial statements, Apollo is not liable for any Taxes at the date hereof or for the payment of any instalment in respect of Taxes due in respect of its current taxation year.

    (c) No reassessments of Taxes have been issued and are outstanding. To the best of Apollo's knowledge, no Governmental Agency has challenged, disputed or questioned Apollo in respect of Taxes or of any Tax Returns. Apollo is not negotiating any draft assessment or reassessment with any Governmental Agency.

3.1.15 AUTHORIZED AND ISSUED SHARE CAPITAL

    (a) The authorized capital of Apollo consists of 20,000,000 shares shares of common stock, $.02 par value per share (the "Common Shares") and 4,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Shares") of which 13,267,843 Common Shares (not including the Common Shares to be issued to the

         Fund pursuant hereto) and no Preferred Shares have been validly issued and are outstanding.

    (b) Apollo has allotted and reserved, and there shall remain unissued, out of its authorized capital a sufficient number of common shares to satisfy the rights of purchase and issue granted pursuant to the $.70 Warrants, the $.875 Warrants and the Conversion Right.

    (c) Upon due exercise of the $.70 Warrants, the $.875 Warrants and upon receipt by Apollo of payment in respect of the exercise thereof as provided for therein, and upon due exercise of the Conversion Right, the Apollo Common Shares issued in respect thereof will be duly and validly issued as fully paid and non-assessable shares and will be issued in compliance with all Applicable Laws including any securities law, rule, regulation or regulatory policy applicable thereto.

3.1.16 DISCLOSURE

Except as otherwise disclosed herein and that Apollo has been advised that the Endocon, Inc. transaction described at Page 33 of the Private Placement Memorandum will not be completed, no representation or warranty made by Apollo in this Agreement or in any Closing Document and no statement in the Private Placement Memorandum contains any untrue statement of a material fact or omits to state any material fact necessary to make any such representation, warranty or statement not misleading, in light of the circumstances under which it was made. Without limiting the scope of the foregoing, Apollo is not aware of any change, event or occurrence that has taken place or is pending that has, or in the future could have, a material adverse effect on the value or ownership of the Purchased Rights or the Business, including any pending or present change in any Applicable Law or other requirement, including the obtaining or maintenance of permits, licences or approvals, which has not been disclosed in this Agreement or the Private Placement Memorandum.

3.2 REPRESENTATIONS AND WARRANTIES OF THE FUND

The Fund represents and warrants to Apollo as follows and acknowledges that Apollo is relying on such representations and warranties in entering into this Agreement:

3.2.1 CORPORATE MATTERS

    (a) The Fund is a limited partnership duly formed under the laws of the Province of Ontario. No proceedings have been taken or authorized by the Fund or, to the best of the Fund's knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Fund.

    (b) The Fund has all necessary power and capacity to execute and deliver, and to observe and perform its covenants and obligations under, this Agreement and the Closing Documents to which it is a party. The Fund has taken all action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under, this Agreement and the Closing Documents to which it is a party.

    (c) This Agreement and each Closing Document to which the Fund is a party has been duly executed and delivered by the Fund, and this Agreement and each Closing Document to which the Fund is a party constitutes, a valid and binding obligation enforceable against it, in accordance with its terms; provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting enforceability of creditors' rights and that equitable remedies such as specific performance and injunction are in the discretion of the Court from which they are sought.

3.2.2 ABSENCE OF CONFLICTING AGREEMENTS

None of the execution and delivery of, or the observance and performance by the Fund of, any covenant or obligation under this Agreement or any Closing Document to which the Fund is a party, or the consummation of the transactions contemplated thereby, contravenes or results in, or will contravene or result in, a violation of or a default under (with or without the giving of notice or lapse of time, or both) or in the acceleration of any obligation under:

    (a)  any Applicable Law;

    (b)  the limited partnership agreement of the Fund; or

    (c) any instrument, contract, lease, license, right, patent or other agreement to which the Fund is a party, or by which it is bound or affected.

3.2.3 CONSENTS, APPROVALS, ETC.

No consent, approval, licence, order or authorization, registration, declaration or filing with or of any Governmental Agency or other Person is required by the Fund, in connection with:

    (a) the execution and delivery by the Fund of this Agreement and the Closing Documents to which it is a party;

    (b) the observance and performance by the Fund of its obligations under this Agreement and the Closing Documents to which it is a party; or

    (c)  the consummation of any of the transactions contemplated thereby.

3.2.4 INVESTMENT

The Fund is acquiring the $0.70 Warrants, the $.875 Warrants and the Apollo Common Shares to be issued to the Fund upon exercise of the $.70 Warrants, the $.875 Warrants and/or exercise of the Conversion Right (collectively, the "Securities") for investment for the Fund's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Fund has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.2.5 AGREEMENT FOR SALE

The Fund does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant a participation to such Person or to any other Person, with respect to any of the Securities.

3.2.6 INVESTMENT EXPERIENCE

The Fund acknowledges that it can bear the economic risk of its investment in Apollo and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

3.2.7 RESTRICTED SECURITIES

The Fund understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Apollo in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the SECURITIES ACT of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the Fund represents that it is familiar with Rule 144, as presently in effect thereunder, and understands the resale limitations imposed thereby and by the Act.

3.2.8 FURTHER LIMITATIONS ON DISPOSITION

The Fund further agrees not to make any disposition of all or any portion of the Securities unless:

    (a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

    (b) the Fund shall have notified Apollo of the proposed disposition and, if reasonably requested by Apollo within 2 Business Days of delivery of such notice, the Fund shall have furnished Apollo with an opinion of counsel that such disposition will not require registration of such shares under the Act. It is agreed that Apollo will not require opinions of counsel for transactions made pursuant to Rule 144 or Rule 144A, except in unusual circumstances.

3.2.9 LEGENDS

It is understood that the certificates evidencing the Apollo Common Shares to be issued to the Fund may bear one or all of the following legends:

    (a) "The shares represented by this certificate have not been registered under the Act, or any state securities law and may not be transferred except (i) pursuant to an effective registration statement under the Act or (ii) upon first furnishing to the Company an opinion of counsel that such transfer is not in violation of the registration requirements of the Act or any state securities law."

    (b) Any legend required by the securities laws of the Commonwealth of Massachusetts or by any other securities laws of other states with which the Company and the Fund must comply in order to distribute the Apollo Common Shares pursuant to this Agreement.

3.2.10 LAWS OF FUNDS JURISDICTION

The Fund has satisfied itself as to the full observance of the laws of such its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including: (i) the legal requirements of such jurisdiction for the purchase of the Securities; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities.

3.3 COMMISSION

Each Party represents and warrants to the other that the other Party will not be liable for any brokerage commission, finder's fee or other like payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, that Party.

3.4 NON-WAIVER

No investigations made by or on behalf of the Fund at any time shall waive, diminish the scope of or otherwise affect any representation or warranty made by Apollo herein or pursuant hereto.

3.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All representations and warranties made in Sections 3.1.1 to 3.1.9, inclusive, Sections 3.1.13 to 3.1.16, inclusive and Sections 3.2.1 to 3.2.3, inclusive of this Agreement or in any Closing Document shall survive for three years after the date of execution of this Agreement. The representations and warranties made by Apollo in Sections 3.1.10 to 3.1.12, inclusive, shall survive until one year after the expiration of the Term. After such period, neither Party shall have any further liability hereunder with respect to such representations and warranties except with respect to claims properly made within such period.


                                      ARTICLE 4
                                      COVENANTS

4.1 COVENANTS

During the Term, Apollo shall, at its own expense, act as follows:

    (a) NON-ARM'S LENGTH TRANSACTIONS - In the event that any Affiliate becomes entitled to receive any revenue or payments of the type defined by Direct Sales Revenue or Fees and Income (as such definitions are modified to be applicable to such Affiliate), then Apollo shall cause such Affiliate to execute an agreement in form and substance reasonably satisfactory to the Fund obligating such Affiliate to be bound by all obligations of this Agreement and, without any payment by the Fund to Apollo or the Affiliate, Apollo shall cause such Affiliate to perform such obligations and Apollo shall indemnify the Fund in respect thereof (including the obligation to pay the Fund the Royalties) whether or not any such agreement is entered into;

    (b)  REPORTING - Apollo shall:

         (i) provide the Fund, concurrent with the delivery of each quarterly payment of Royalties referred to in Section 2.2, with a report detailing: (1) the Direct Sales Revenue and Fees and Income for the relevant quarterly period; and (2) each agreement and licence relating to the Technology, the Product Rights or the Products entered into, amended, modified or terminated in such quarterly period by Apollo, with the names of the parties thereto and a summary of the financial terms thereof together with a certificate of a senior officer of Apollo certifying the accuracy of such information. The Fund agrees to enter into any non-disclosure agreements that Apollo may reasonably request to carry out its obligations under this clause 4.1(b)(i)(2);

         (ii) provide the Fund with (1) quarterly unaudited financial statements no later than forty-five (45) days after the end of each fiscal quarter; and (2) the annual audited financial statements and such other financial information and management reports, including budgets, business development, marketing and strategic plans relating to the Technology, the Products or the Product Rights as are provided to the Board, at the same time that such information is provided to the Board. It is agreed by the Parties that Apollo's obligations under this Section 4.1(b)(ii) following the Initial Public Offering shall be fulfilled by the delivery to the Fund of all documents required by Applicable Law to be sent to shareholders at the same time that those documents are sent to shareholders; and

        (iii) prepare all such financial statements in accordance with GAAP.

         The information contained in the above reports shall be deemed to be Confidential Information hereunder.

    (c) MANAGEMENT MEETINGS - If so requested by the Fund and provided that no nominee of the Fund is a member of the Board, senior officers of Apollo shall, up to four times annually, meet with representatives of the Fund at a mutually convenient time and place to discuss the clinical development plans, business plans, budgets, expansion activities, financial results and projections, sales and marketing results, projections, activities and prospects in an open and frank manner as they relate to the Technology, the Product Rights and the Products and shall, at such meetings, provide the Fund with the information conveyed by any licensees of Apollo as part of their reporting obligations to Apollo, provided disclosure of such information is not precluded by confidentiality obligations contained in the Agreements with such other licensees. Information disclosed pursuant to this Subsection shall be deemed to be Confidential Information hereunder.

    (d) NO SALE - Apollo shall not sell, assign, transfer or otherwise dispose of or create any Encumbrance on any of its right, title or interest in any of the Technology, the Product Rights or the Products or amend any existing instrument, contract, lease, licence, sub-licence, right or other agreement pertaining thereto without: (i) giving the Fund at least 2 Business Days written notice of the commencement of serious discussions setting forth the proposed terms and proposed purchaser; (ii) giving the Fund at least 10 Business Days detailed written notice of the proposed terms and proposed purchaser; and (iii) obtaining the Fund's prior written consent which will not be unreasonably withheld or delayed, provided the Fund is satisfied with the credit worthiness of the purchaser, the consideration is payable in cash only prior to the end of the Term, it being acknowledged and agreed that the Fund has consented to the Athena Agreement and the Endocon Agreement.

    (e) TRANSACTIONS WITH AFFILIATES - In the event that any Affiliate of Apollo becomes entitled to Distribute the Product Rights or Products, then Apollo shall cause such Affiliate to execute and deliver an agreement in form and substance satisfactory to the Fund obligating such Affiliate to be bound by all of the obligations of Apollo pursuant to this Agreement, with respect to the relevant Product Right or Product. Apollo unconditionally guarantees to the Fund the due and timely payment and performance of all such obligations, including the obligation to pay the Fund the Royalties, whether or not any such agreement is entered into.

    (f) INSURANCE - During the term of this Agreement and for thirty (36) months thereafter, Apollo shall:

         (i) maintain at its expense all insurance types that are common and applicable to its business, including but not limited to general liability, workers compensation and Directors and Officers insurance as well as keyman life insurance for its chief executive officer. In addition, Apollo shall use its best efforts to purchase product liability insurance during the period covering any clinical trials on reasonably commercial terms and shall purchase or obtain product liability insurance coverage during the period covering any Distribution of Products or Product Rights and any manufacture by Apollo of Products directly or through contractors or subcontractors. Apollo shall cause the Fund to be named as an additional insured on all such product liability insurance and shall supply to the Fund all documents related to insurance reasonably requested from time to time by the Fund, including evidence of Apollo's compliance with the foregoing, copies of policies, suitable certificates from Apollo's insurers to the effect that such insurance coverage designates the Fund as an additional insured and proof of premium payments. Furthermore, Apollo shall, on a periodic basis update the Fund as to the status of all insurance as described above;

         (ii) obtain an undertaking from its product liability insurers to the effect that all insurance coverage herein above described shall not be permitted to lapse by default to pay premiums without having first given a minimum of sixty (60) days written notice to the Fund of such default. The Fund reserves the right to pay such premiums to keep such insurance coverage in full force and effect and, in the event of so doing, Apollo shall reimburse the Fund for all such premium payments and interest thereon at the Prime Rate plus one percent (1%) annually, payable monthly and calculated from (and including) the date payment is due to the date of payment by Apollo and both before and after judgment.

         If:

         (i) Apollo fails to furnish proof of such insurance as required above; or

         (ii) at any time during the term of this Agreement and for thirty-six (36) months thereafter, the Fund is notified of the change, cancellation or lapse of such insurance, which change, cancellation or lapse is not rectified by Apollo within ten (10) days of the insurance status change, then the Fund, in addition to all other remedies available to it hereunder, may at its option obtain such insurance coverage and Apollo shall reimburse the Fund for the premium cost therefor. Apollo shall remit such premium cost to the Fund within ten (10) days of receipt of notice from the Fund of the amount of such premium cost. Notwithstanding the provision of insurance hereunder by Apollo, Apollo agrees to indemnify and save harmless the Fund from and against any Claims arising out of the death of or injury to any Person or out of any damage to property resulting from the Distribution, use, consumption or advertisement of the Technology, Product Rights or Products.

    (g) COMPLIANCE WITH LAWS - Apollo shall comply with all Applicable Laws with respect to the Technology, the Product Rights, the Products, the issuance of any Apollo Common Shares to the Fund pursuant to the $.70 Warrants, $.875 Warrants or the Conversion Right and the operation of the Business and its business generally.

    (h) MAXIMIZE RETURNS - Apollo shall use its best business judgement, consistent with reasonable business practices, to maximize the Royalties by diligently seeking to obtain Registration for the Products and by diligently Distributing the Products.

    (i) BOOKS AND RECORDS - Apollo shall maintain at its usual place of business up-to-date records, reports, accounts, books and files which shall accurately reflect all particulars pertaining to the Product Rights, the Products and the calculation of Royalties.

    (j) BOARD OBSERVER STATUS - Unless the Fund has a duly elected representative as a member of the Board, the Fund shall be entitled, and Apollo shall permit the Fund, to have a nominee participate in all Board meetings as an observer. The Fund may, from time to time by written notice given to Apollo, designate a nominee to be an observer at Board meetings. Until otherwise notified in writing, the Fund's nominee shall be Michael Callaghan. Apollo shall:

         (i) notify the Fund of all Apollo Board meetings at the same time and in the same manner that the directors of Apollo are so notified. The Board shall meet a minimum of 4 times annually; and

         (ii) provide the Fund with a copy of all material and other communication (including Board minutes and resolutions) given to the directors of Apollo at the same time and in the same manner that the directors are given such material or other communication.

    (k) ADDITIONAL FINANCINGS - Apollo shall provide the Fund with at least 30 days prior notice of any proposed new Financing. Except for the Initial Public Offering, the Fund will be entitled at its sole option to participate in any Financing on the most favorable terms and conditions offered to any other potential investor, pro rata, in the proportion that the number of Apollo Common Shares it holds or may acquire pursuant to the $.70 Warrants, the $.875 Warrants and the Conversion Right is to the number of issued Apollo Common Shares. The Fund shall advise Apollo within 10 Business Days of the receipt of notice of a new Financing from Apollo of its intention with respect to participating in the relevant Financing, failing which it will be deemed to have elected not to have participated in the relevant Financing.

    (l) NO NON-MONETARY CONSIDERATION - Apollo shall not, without the prior written consent of the Fund not to be unreasonably withheld, accept or solicit any non-monetary consideration in respect of the sale, licensing or Distribution of any of the Technology, the Product Rights or the Products.

    (m) NOTIFICATION - Apollo shall promptly notify the Fund in writing of any material adverse change in the business or affairs of Apollo, any event or act or omission of Apollo which constitutes an Event of Default, any transaction which will result in an acquisition of control of Apollo, the commencement of any litigation against it in an amount in excess of $50,000 or relating to the Technology, the Product Rights or the Products or other occurrence out of the ordinary course of business, and each such notification shall contain full particulars of the event or events described therein.

    (n) INTEREST - Apollo shall pay interest on all overdue amounts at the Prime Rate plus 2% from the date that payment should have been made pursuant to this Agreement to the date that the payment is actually made.

4.2 NON-WAIVER AND AUDIT

The acceptance by the Fund of any payment in respect of the Purchased Rights
shall be deemed not to be a waiver of any of its rights hereunder.   The
Fund's authorized agents, employees and representatives shall have the right to inspect and audit at all reasonable times during business hours, but in any event not more than once each calendar year of the Term, the books, records, documentation, sales reports, statements of profit and loss and Tax Returns and other documents of Apollo relating to the Business, the Technology, the Product Rights, the Products, the Direct Sales Revenue and Fees and Income. The information contained in the documents, etc. which are inspected shall be deemed to be Confidential Information hereunder. In the event that any such audit shall disclose an understatement of such Direct Sales Revenue, Fees and Income or Royalties as reported to the Fund by Apollo, then Apollo shall pay the Fund within 15 days after receipt of notice from the Fund an amount equal to the amount the Royalties have been underpaid in any such year of the Term, together with interest thereon at the Prime Rate plus 5% calculated from the date such amount should have been paid to the date of actual payment. Further, in the event that the underpayment shall be 5% or more for any calendar year, Apollo shall reimburse the Fund for the cost of such inspection and/or audit.

                                      ARTICLE 5
                                   CONVERSION RIGHT

5.1 CONVERSION RIGHT

The Fund may at any time and from time to time up to 3 times during the Term convert all or part of Apollo's future obligation to pay Royalties hereunder as follows:

   (a) Up to 50% of the Purchase Price in the aggregate may be converted into Apollo Common Shares at a conversion rate per share equal to the lower of: (i) US$ .875; and (ii) the price per share at which Apollo Common Shares were issued pursuant to the Financing immediately preceding the date on which the Fund exercises the Conversion Right; and

   (b) Up to 50% of the Purchase Price in the aggregate may be converted into Apollo Common Shares at a conversion rate per share equal to the lower of: (i) US$ 1.05; and (ii) the price per share at which Apollo Common Shares were issued pursuant to the Financing immediately preceding the date on which the Fund exercises the Conversion Right.

5.2 TERMS AND CONDITIONS GOVERNING THE CONVERSION RIGHT

Any conversion of all or part of the Purchased Rights by the Fund into Apollo Common Shares pursuant to the Conversion Right shall take place and be completed on the terms and conditions set out in Schedule D.

5.3 PRO RATA REDUCTION OF ROYALTIES

Effective upon receipt of a certificate representing the relevant Apollo Common Shares pursuant to any conversion of all or part of the future Royalties by the Fund into Apollo Common Shares, but without any waiver by the Fund of the payment of any Royalties accruing prior to the date thereof, the percentage rates set out in items (i) and (ii) of the Purchased Rights and the amounts set out in Sections 2.3 and 2.4 shall be reduced by the same proportion that the portion of the Purchase Price converted bears to the total Purchase Price so that, on an aggregate basis, if, for instance, half of the Purchase Price has been converted pursuant to one or more conversions by the Fund, the amount set out in item (i) of the Purchased Rights would be equal to [*]%, the amount set out in (ii) of the Purchased Rights would be equal to [*]% and the amounts set out in sections 2.3 and 2.4 would be equal to:

       * Confidential treatment has been requested for marked portion

                  [*]

5.4 PARAMOUNTCY

If the Fund gives written notice to Apollo of its intention to exercise the Conversion Right in accordance with this Agreement and Schedule D after receipt from Apollo of written notice under Section 2.4 but prior to receipt by the Fund of any payment pursuant to Section 2.4, the Fund's Conversion Right shall be paramount and shall govern.

                                      ARTICLE 6
                                       DEFAULT

6.1 EVENTS OF DEFAULT

Each of the following events shall constitute an event of default (an "EVENT OF DEFAULT") under this Agreement:

    (a) if Apollo fails to make any payment of Royalties when due and does not remedy such failure within thirty (30) days after receiving notice from the Fund specifying the failure and requiring that it be remedied;

    (b) if Apollo commits a breach of or fails to observe or perform any other agreement, covenant or provision in this Agreement or in any Closing Document and does not remedy such breach or failure within thirty (30) days after receiving notice from the Fund specifying the breach or failure and requiring that it be remedied (or, if incapable of remedy within thirty (30) days, then such longer period, not to exceed ninety (90) days, as may be reasonable to remedy such breach or failure provided Apollo uses its best efforts throughout such period to remedy the same) or if any representation or warranty contained herein or in any Closing Document shall prove to be false or incorrect in any material respect;

       * Confidential treatment has been requested for marked portion

    (c) if Apollo does not pay its debts as they become due, admits in writing its inability to pay its debts generally, makes an assignment for the benefit of creditors or commits an act of bankruptcy within the meaning of Applicable Law;

    (d) any proceeding, voluntary or involuntary, is commenced respecting Apollo pursuant to any statute relating to bankruptcy, insolvency, reorganization of debts, liquidation, winding up or dissolution;

    (e) any receiver, manager, receiver manager, trustee, sequestor, custodian or liquidator or Person with similar powers is appointed udicially or extra judicially for Apollo or for any of its property;

    (f) Apollo defaults under any agreement with respect to any indebtedness or other obligation to any Person exceeding [*], if such default has resulted in, or may result, with notice or lapse of time or both, in, the acceleration of any such indebtedness or obligation or the right of such Person to realize upon any security; and

    (g) Apollo passes any resolution for its liquidation, winding up or dissolution.

6.2 REMEDIES

Upon the occurrence of any one or more Events of Default which are continuing and not waived by the Fund in writing, then, in the case of an Event of Default under subsections 6.1 (a) or (b), on the expiration of the notice period therein specified; and in the case of an Event of Default under subsection 6.1(c) to
(g), inclusive, immediately upon such Event of Default occurring, or immediately upon the occurrence of an acquisition of control of Apollo, the Fund may, in addition to any other rights and remedies available hereunder at law or in equity, terminate this Agreement or, in the case of an Event of Default under
Section 6.1(a) or (b) with respect to less than all of the Products, terminate this Agreement with respect to the relevant Products only.

       * Confidential treatment has been requested for marked portion

                                      ARTICLE 7
                                   INDEMNIFICATION

7.1 MUTUAL INDEMNIFICATIONS FOR BREACHES OF WARRANTY, ETC.

Apollo agrees with the Fund and the Fund agrees with Apollo (the Party agreeing to indemnify another Party being called the "INDEMNIFYING PARTY" and the Party to be indemnified being called the "INDEMNIFIED PARTY") to indemnify and save harmless the Indemnified Party, effective as and from the date hereof, from and against any claims, demands, actions, causes of action, damage, loss, cost, liability or expense ("CLAIMS") which may be made or brought against the Indemnified Party or which it may suffer or incur as a result of, in respect of, or arising out of any non-fulfillment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any Closing Document or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained herein or in any Closing Document. Any amount which an Indemnifying Party is liable to pay to an Indemnified Party pursuant to this Section shall bear interest at a rate per annum equal to the Prime Rate, calculated and payable monthly, both before and after judgment, with interest on overdue interest at the same rate, from the date the Indemnified Party disbursed funds, suffered damages or losses or incurred a loss, liability or expense in respect of a Claim, to the date of payment by the Indemnifying Party to the Indemnified Party. Any amount which an Indemnifying Party is required to pay to an Indemnified Party pursuant to this Section or pursuant to Section 7.2 (including interest thereon) is called an "Indemnified Loss". The foregoing obligation of indemnification in respect of such Claims shall be subject to the limitation set forth in Section 3.5 hereof respecting the survival of the representations and warranties of the Parties.

7.2 THIRD PARTY CLAIMS

If a Claim is made against an Indemnified Party by a Third Party for which the Indemnified Party may be entitled to indemnification under Section 7.1, the Indemnified Party shall give notice (the "INDEMNITY NOTICE") to the Indemnifying Party specifying the particulars of such claim within 30 days after it receives notification of the Claim. Failure to give such notice within such time period shall not prejudice the rights of an Indemnified Party except to the extent that the failure to give such notice materially adversely affects the ability of the Indemnifying Party to defend the Claim or to cure the breach or incorrectness of the representation, warranty, covenant or agreement giving rise to the Claim. The Indemnifying Party shall have the right to participate in any negotiations or proceedings with respect to such Claim at its own expense. The Indemnified Party shall not settle or compromise any such Claim without the prior written consent of the Indemnifying Party, unless the Indemnifying Party has not, within 7 Business Days after the giving of the Indemnity Notice, given notice to the Indemnified Party that it wishes to dispute such Claim. If the Indemnifying Party does give such a notice, it shall have the right at its own cost and expense to assume the defence of such Claim and to defend such Claim in the name of the Indemnified Party.
The Indemnified Party shall provide to the Indemnifying Party all files, books, records and other information in its possession or control which may be relevant to the defence of such Claim. The Indemnified Party shall co-operate in all reasonable respects in the defence of such Claim but at the expense of the Indemnifying Party. If the Indemnifying Party fails, after the giving of such notice, diligently and reasonably to defend such Claim throughout the period that such Claim exists, its right to defend the Claim shall terminate and the Indemnified Party may assume the defence of such Claim at the sole expense of the Indemnifying Party. In such event, the Indemnified Party may compromise or settle such Claim, without the consent of the Indemnifying Party.

                                      ARTICLE 8
                                   CONFIDENTIALITY

8.1 CONFIDENTIAL INFORMATION

Confidential Information and all copies thereof made by the receiving party including translations, compilations and partial copies shall remain the property of the disclosing party and shall be returned to the disclosing party upon request or termination of this Agreement, provided that each Party shall be entitled to keep one (1) copy of such information with its legal counsel, for the purposes of determining its rights and obligations hereunder. The receiving party shall use the Confidential Information solely for the purposes described in this Agreement.

8.2 NON-DISCLOSURE.

The receiving party shall hold in confidence, during and after the termination or expiration of this Agreement, and not disclose, provide, or otherwise make available, in whole or in part the Confidential Information to any Third Party without the prior written consent of the disclosing party. The receiving party shall ensure that only its employees and agents with a need to know the Confidential Information shall have access to it. The receiving party shall exercise a standard of care under this Section that is not less than the standard of care it exercises under its own corporate policy for confidentiality and use restrictions for its own Confidential Information. If and when the receiving party is required at any time to disclose Confidential Information by Applicable Law or by any Governmental Agency having jurisdiction, the receiving party must notify the disclosing party and use reasonable efforts to have the Governmental Agency retain the Confidential Information in confidence. Upon making such reasonable efforts, the receiving party shall not be in breach of this Section.

                                      ARTICLE 9
                               DELIVERIES ON EXECUTION

9.1 DELIVERIES UPON EXECUTION OF THIS AGREEMENT.

Upon execution of this Agreement:

    (a) Apollo shall deliver to the Fund and the Fund shall deliver to Apollo proof satisfactory to the Party receiving the same, acting reasonably, that each of them has taken all necessary corporate and other steps necessary to authorize and effect the completion of the matters herein contemplated;

    (b) the Fund shall pay the Purchase Price to Apollo by certified cheque, bank draft or in such other manner as Apollo may reasonably direct in writing;

    (c) Apollo shall issue and deliver to the Fund certificates in favour of the Fund representing the $.70 Warrants and the $.875 Warrants duly executed under seal;

    (d) the Fund and Apollo shall enter into a Subscription Agreement in the form attached hereto as Schedule E, the Fund shall pay the subscription price to Apollo by certified cheque, bank draft or in such other manner as Apollo may reasonably direct in writing and Apollo shall issue and deliver to the Fund a share certificate representing the Apollo Common Shares purchased pursuant to the Subscription Agreement registered in the name of the Fund or as the Fund may in writing direct;

    (e) the Fund and Apollo shall enter into a Registration Rights Agreement in the form attached hereto as Schedule F;

    (f) Evidence that Michael Callaghan has been duly and effectively appointed as a director of Apollo satisfactory to the Fund shall be delivered by Apollo; and

    (g) the Fund shall receive an opinion from Messrs. Palmer & Dodge LLP dated the date hereof in form and substance satisfactory to the Fund and its counsel, acting reasonably.


                                      ARTICLE 10
                                       GENERAL

10.1 HEADINGS

The division of this Agreement into Articles, Sections, Subsections, Exhibits and Schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The Article, Section, Subsection, Exhibit and Schedule headings in this Agreement are not intended to be full or precise descriptions of the text to which they refer and are not to be considered part of this Agreement.

10.2 NUMBER AND GENDER

In this Agreement, words in the singular include the plural and vice-versa and words in one gender include all genders.

10.3 ENTIRE AGREEMENT

This Agreement, together with the Closing Documents, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral. There are no representations, warranties, conditions, other agreements or acknowledgements, whether direct or collateral, or express or implied, that form part of or affect this Agreement, or which induced any Party to enter into this Agreement or on which reliance is placed by any Party, except as specifically set forth in this Agreement or in the Closing Documents.

10.4 AMENDMENT

This Agreement may be amended or supplemented only by a written agreement signed by each Party.

10.5 WAIVER OF RIGHTS

Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

10.6 APPLICABLE LAW

This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the Commonwealth of Massachusetts. The Parties irrevocably submit to the non-exclusive jurisdiction of the courts of Commonwealth of Massachusetts with respect to any matter arising hereunder or related hereto.

10.7 CURRENCY

Unless specified otherwise, all statements of or references to monetary amounts in this Agreement are to United States Dollars.

10.8 TENDER

Any tender of documents or money hereunder may be made upon the Parties or their respective counsel and money shall be tendered by certified cheque or bank draft.

10.9 PERFORMANCE ON HOLIDAYS

If any action is required to be taken pursuant to this Agreement on or by a specified date which is not a Business Day, then such action shall be valid if taken on or by the next succeeding Business Day.

10.10 FINANCIAL REPORTING STANDARDS

All accounting and financial terms used herein and the treatment of any accounting matter contemplated herein, unless specifically provided to the contrary, shall be interpreted and applied in accordance with GAAP.

10.11 EXPENSES

Except that Apollo shall reimburse the Fund an amount up to US$ 15,000 in respect of the legal fees which it incurs in preparing this Agreement and completing the transaction contemplated therein, each Party shall pay all expenses it incurs in authorizing, preparing, executing and performing this Agreement and the transactions contemplated hereunder, whether or not the Closing occurs, including all fees and expenses of its legal counsel, bankers, investment bankers, brokers, accountants or other representatives or consultants.

10.12 TIME

Time is of the essence of this Agreement and each of its provisions.

10.13 NOTICES

Any notice, demand or other communication (in this Section, a "NOTICE") required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

    (a) delivered in person during normal business hours of the recipient on a Business Day and left with a receptionist or other responsible employee of the recipient at the relevant address set forth below;

    (b) except during any period of actual or imminent interruption of postal services due to strike, lockout or other cause, sent by registered mail; or

    (c) sent by Transmission, charges prepaid and confirmed by registered mail as provided in Subsection (b);

         in the case of a notice to Apollo at:

              1 Kendall Square, Suite 2200
              Cambridge, Massachusetts
              02139

              Attention:  President and CEO

              Fax No.: (617) 621-7156

              with a copy to Palmer & Dodge LLP at:

              One Beacon Street
              Boston, Massachusetts
              02108-3190

              Attention:  Michael Lytton

              Fax No.:  (617) 227-4420
          and in the case of a notice to the Fund to its general partner at:

          Neuroscience Partners Limited Partnership
               c/o MDS Associ[caad 177]es-Neuroscience Inc.
               100 International Boulevard
               Etobicoke, Ontario
               M9W 6J6

               Attention:  Senior Vice-President

               Fax No.: (416) 213-4232

          with a copy to Fasken Campbell Godfrey at:

               Suite 4200
               Toronto Dominion Bank Tower
               Toronto Dominion Centre
               Toronto, Ontario
               M5K 1N6

               Attention:  Scott D. Conover

               Fax No. (416) 364-7813

Any notice so given shall be deemed to have been given and to have been received on the day of delivery, if so delivered, on the fifth Business Day (excluding each day during which there exists any interruption of postal services due to strike, lockout or other cause) following the mailing thereof, if so mailed, and on the day following the day notice was sent by Transmission, provided such day is a Business Day and if not, on the first Business Day thereafter. Addresses for notice may be changed by giving notice in accordance with this Section.

10.14 ASSIGNMENT

This Agreement and any or all of the rights and obligations hereunder may be assigned by the Fund upon written notice to Apollo. Neither this Agreement, any rights or obligations hereunder the Technology shall be assignable by Apollo without the prior written consent of the Fund not to be unreasonably withheld. Subject thereto, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation or statutory arrangement of any Party) and permitted assigns.

10.15 FURTHER ASSURANCES

Each Party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other Party may in writing at any time and from time to time reasonably request be done and/or executed, in order to give full effect to the provisions of this Agreement and the Closing Documents.

10.16 INDEPENDENT PARTIES

Nothing contained in this Agreement shall in any way or for any purpose constitute any Party a partner or agent or legal representative of any other Party in the conduct of any business or otherwise or a member of a joint venture or joint enterprise or create any fiduciary relationship among them. No Party shall have any authority to act for or to assume any obligation or responsibility on behalf of any other and no Party shall have any authority to bind any other Party to act or to undertake any obligation or responsibility whatsoever. Apollo agrees that it will only have recourse against the assets of the Fund and it shall not have any recourse against the limited partners of the Fund under any circumstances.

10.17 PUBLIC ANNOUNCEMENTS

The Parties agree to discuss and coordinate all public announcements concerning the transactions contemplated herein except as may be necessary, in the opinion of counsel to the Party making such disclosure, to comply with the requirements of any Applicable Law. If any such public statement or release is so required, the Party making such disclosure shall consult with the other Party prior to making such statement or release, and the Parties shall use reasonable efforts, acting in good faith, to agree upon a text for such statement or release which is satisfactory to all Parties.

10.18 SEVERABILITY

If any covenant, obligation or provision of this Agreement or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each covenant, obligation and provision of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

10.19 COUNTERPARTS

This Agreement may be executed in any number of counterparts and by facsimile transmission. Each executed counterpart shall be deemed to be an original. All executed counterparts taken together shall constitute one agreement.

10.20 FACSIMILE EXECUTION

To evidence the fact that it has executed this Agreement, a Party may send a copy of its executed counterpart to the other Party by facsimile transmission. That Party shall be deemed to have executed this Agreement on the date it sent such facsimile transmission. In such event, such Party shall forthwith deliver to the other Party the counterpart of this Agreement executed by such Party.

TO WITNESS THEIR AGREEMENT, the Parties have duly executed this Agreement on the date first set forth above.

                               NEUROSCIENCE PARTNERS LIMITED
                               PARTNERSHIP by its General Partner
                               MDS ASSOCIES-NEUROSCIENCE INC.



                               Per: /s/ Michael J. Callaghan, Vice President
                                    ----------------------------------------
                                        Michael J. Callaghan, Vice President

                               Per: /s/ Keith Dorrington, Vice-President
                                    ----------------------------------------
                                        Keith Dorrington, Vice-President

                               APOLLO GENETICS, INC.



                               Per: _________________________________________

                                 SCHEDULE A

                      WARRANT TO PURCHASE COMMON STOCK
                           OF APOLLO GENETICS, INC.


              See Exhibit 3.4 to this Registration Statement

                                   SCHEDULE B

                                 PATENT RIGHTS


-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
ESTROGEN COMPOUNDS ALL UNDER LICENSE TO APOLLO FROM UNIVERSITY OF FLORIDA RESEARCH FOUNDATION INC.
-------------------------------------------------------------------------------------------------
[*]
-------------------------------------------------------------------------------------------------
United States(1)                                      Estrogen Compositions
(CIP of 08/149,175)       5,554,601     10/04/94       and Methods for            Issued 09/10/96
                                                      Neuroprotection
-------------------------------------------------------------------------------------------------
[*]
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

_________________
(1)  Priority of US 08/149,175, which is now abandoned.

  * Confidential treatment has been requested for marked portion

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
ENDOCON, INC.'S PATENTS RELEVANT TO NEURESTROLs ALL ASSIGNED TO
ENDOCON, INC. BY THE INVENTOR, BOB LEONARD, AND NOW OWNED BY ENDOCON, INC.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
   COUNTRY/       PATENT/SERIAL     FILING
   REGION            NUMBER          DATE         TITLE              STATUS
--------------------------------------------------------------------------------------
United States     4,748,024         4/6/87     Flash Flow Fused       Issued (5/31/88)
                                               Medicinal Implants**
--------------------------------------------------------------------------------------
United States     4,892,734         3/30/88    Dispensing Paste for   Issued (1/9/90)
                                               Forming Medicinal
                                               Pellets**
--------------------------------------------------------------------------------------
[    *                                                                                ]
--------------------------------------------------------------------------------------
Austria           E109941           4/4/88     Product Claims for     Issued (8/17/94)
                                               Flash Flow Fused
                                               Medicinal Implants
--------------------------------------------------------------------------------------
Belgium           357644            4/4/88     Product Claims for     Issued (8/17/94)
                                               Flash Flow Fused
                                               Medicinal Implants
--------------------------------------------------------------------------------------
Canada            1330939           4/5/88     Flash Flow Fused       Issued (7/26/94)
                                               Medicinal Implants
--------------------------------------------------------------------------------------
Canada            1330940           4/5/88     Dispensing Paste for   Issued (7/26/94)
                                               Forming Medicinal
                                               Implants
--------------------------------------------------------------------------------------
Switzerland       357644            4/4/88     Dispensing Paste for   Issued (8/17/94)
                                               Forming Medicinal
                                               Implants
--------------------------------------------------------------------------------------
Gernmany          357644            4/4/88     Dispensing Paste for   Issued (8/17/94)
                                               Forming Medicinal
                                               Implants
--------------------------------------------------------------------------------------
France            357644            4/4/88     Dispensing Paste for   Issued (8/17/94)
                                               Forming Medicinal
                                               Implants
--------------------------------------------------------------------------------------
Italy             357644            4/4/88     Dispensing Paste for   Issued (8/17/94)
                                               Forming Medicinal
                                               Implants
--------------------------------------------------------------------------------------
Netherlands       357644            4/4/88     Dispensing Paste for   Issued (8/17/94)
                                               Forming Medicinal
                                               Implants
--------------------------------------------------------------------------------------
Sweden            357644            4/4/88     Dispensing Paste for   Issued (8/17/94)
                                               Forming Medicinal
                                               Implants
--------------------------------------------------------------------------------------
Norway            178783            4/4/88     Dispensing Paste for   Issued (6/5/96)
                                               Forming Medicinal
                                               Implants
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

[*]


   * Confidential treatment has been requested for marked portion

                                 SCHEDULE C

                   INSTRUMENTS, CONTRACTS, LEASES, LICENCES,
                   RIGHTS OR OTHER AGREEMENTS RELATING TO THE
                  TECHNOLOGY, THE PRODUCT RIGHTS, THE PRODUCTS
                           OR THE PURCHASED RIGHTS


1.  The Athena Agreement.

2.  The Endocon Agreement.

3. Patent License Agreement with Research Component made the 15th day of December, 1993 and revised and restated on the 15th day of October, 1996 between the University of Florida Research Foundation, Inc. and Apollo.

4. Corporate Research Agreement to Accompany License Agreement entered into the 15th day of December, 1993 between Apollo and the University of Florida and Participation Agreements of various dates made pursuant thereto and executed by James W. Simpkins, Marzahan Singh, Jean Bishop and each participant in the Sponsored Activity (as defined therein).

                                      SCHEDULE D

                 TERMS AND CONDITIONS GOVERNING THE CONVERSION RIGHT

(a) EXERCISE The Conversion Right may be exercised by the Fund at any time in whole or from time to time in part, in accordance with and subject to the provisions hereof up to 5:00 p.m. (Massachusetts time) on the final day of the Term (the "Time of Expiry"). If the Conversion Right has not been exercised by the Time of Expiry, all rights thereunder shall wholly cease and terminate and shall be void and of no value or effect. The Conversion Right may be exercised by surrendering to Apollo at its address for notice, at any time after the date hereof up to the Time of Expiry, a Subscription Form, substantially in the form attached hereto as Schedule 1, duly completed and executed.

(b) PARTIAL EXERCISE The Fund may subscribe for and have issued to it a number of Apollo Common Shares less than the total number it is entitled to pursuant to the Conversion Right provided that it subscribes for a minimum of US$ 150,000 of Apollo Common Shares each time. Partial exercises of the Conversion Right shall be recorded by the Fund on the grid attached to the Subscription Form as Appendix 1. the grid shall be initialed by the Parties and form part of the Subscription Form. The grid, as so initialed, shall, in the absence of manifest error, constitute conclusive proof of the dates, amounts, numbers, information and factors set out therein.

(c) SHARE CERTIFICATES Within ten (10) Business Days after the delivery of a duly completed and executed Subscription Form by the Fund (the "Exercise Date"), Apollo shall issue and deliver to the Fund's address for notice, registered in such name or names as the Fund may direct or if no such direction has been given, in the name of the Fund, a certificate or certificates representing the number of Apollo Common Shares issuable under the Conversion Right as a result of the delivery of the Subscription Form. Such exercise shall be deemed to have been effected as of the close of business on the Exercise Date and at such time the rights of the Fund with respect to the portion of the Conversion Right which has been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Apollo Common Shares shall then be issuable upon such exercise or deemed exercise shall be deemed to have become the holder or holders of record of the Apollo Common Shares represented thereby.

(d) CONVERSION RATE Subject to the aggregate limits set out in Article 5, the Fund may convert any portion of the Purchase Price from time to time. The Fund shall not be bound to first convert all of the portion of the

    Purchase Price at the conversion rate set out in Section 5.1(a) before it shall be entitled to convert any of the portion at the conversion rate set out in Section 5.1(b), and vice versa.

(e) FRACTIONAL SHARES No fractional shares shall be issued upon any whole or partial exercise of the Conversion Right.

(f) CORPORATE CHANGES If Apollo shall be a party to any reorganization, merger, amalgamation, dissolution, sale of all or substantially all of its assets, change or reclassification of its outstanding shares (an "Event"), whether or not Apollo is the surviving entity, the Conversion Right shall apply to the securities to which a holder of Apollo Common Shares immediately prior to the Event would have been entitled by reason of such Event. If the number of securities outstanding following an Event is greater than the number of Apollo Common Shares immediately prior to the Event, then the conversion rates per share expressed in United States dollars in Sections 5.1(a)(i) and (b)(i) of the Agreement in effect immediately prior to such Event shall be reduced by the reciprocal of the multiple required to be used to arrive at the new number of securities. If the number of securities outstanding following an Event is less than the number of Apollo Common Shares immediately prior to the Event, then the conversion rate per share expressed in United States dollars in Sections 5.1(a)(i) and (b)(i) of the Agreement in effect immediately prior to such Event shall be increased by the reciprocal of the fraction required to be used to arrive at the new number of securities.

(g) SUBDIVISION OR CONSOLIDATION OF SHARES In the event Apollo shall subdivide its outstanding Apollo Common Shares into a greater number of Apollo Common Shares, the conversion rate per share expressed in United States Dollars in Sections 5.1(a)(i) and (b)(i) of the Agreement in effect immediately prior to such subdivision shall be reduced by the reciprocal of the multiple used to arrive at the new number of Apollo Common Shares. Conversely, in the event Apollo shall consolidate its outstanding Apollo Common Shares into a lesser number of Apollo Common Shares, the conversion rate per share expressed in United States dollars in Sections 5.1(a)(i) and (b)(i) of the Agreement in effect immediately prior to such consolidation shall be increased by the reciprocal of the fraction used to arrive at the new number of Apollo Common Shares.

(h) STOCK DIVIDENDS OR DISTRIBUTIONS In the event Apollo: (i) issues Apollo Common Shares or securities exchangeable for or convertible into Common Shares to all or substantial of the holders of the Apollo Common Shares as a stock dividend; or (ii) makes a distribution on its outstanding Apollo Common Shares payable in Apollo Common

    Shares or securities exchangeable for or convertible into Apollo Common Shares, the conversion rate per share expressed in United States dollars in Sections 5.1(a)(i) and (b)(i) of the Agreement in effect immediately prior to such stock dividend or distribution shall be reduced by the reciprocal of the multiple used to arrive at the new number of Apollo Common Shares (on a fully diluted basis).

(i) OTHER DISTRIBUTIONS In the event Apollo makes a distribution (a "Distribution") on its outstanding Apollo Common Shares payable in (i) the shares of Apollo of any class other than Apollo Common Shares; (ii) rights, options or warrants to acquire shares or securities exchangeable for or convertible into shares or property or other assets of Apollo; (iii) evidence of indebtedness; or (iv) any property or other assets of Apollo, the conversion rate expressed in United States dollars in Sections 5.1(a)(i) and (b)(i) of the Agreement in effect immediately prior to such Distribution shall be reduced by a fraction that is equal to the ratio of the aggregate fair market value of Apollo immediately following the Distribution to the fair market value immediately prior to the Distribution;

(j) NOTICE OF ADJUSTMENT Upon any adjustment of the conversion rate expressed in United States dollars in Section 5.1(a)(i) and (b)(i) of the Agreement then and in each case Apollo shall give written notice thereof to the Fund, which notice shall state the conversion rates resulting from such adjustment, and shall upon receipt of the written request of the Fund set forth in reasonable detail the method of calculation and the facts upon which such calculation in based.

(k) ADJUSTMENTS CUMULATIVE The adjustments provided for herein are cumulative and will: (i) be computed to the nearest one-tenth of one cent; and (ii) be made successively whenever an event referred to herein occurs.

(l) FINANCINGS In the event Apollo completes a Financing as a result of which Apollo issues securities convertible into or exchangeable for Apollo Common Shares, the price per share at which Apollo Common Shares were issued shall be, for the purposes of Sections 5.1(a)(ii) and (b)(ii) of the Agreement, the lowest of: (i) the imputed price per share on a fully diluted basis;
    (ii) the unit price less an amount equal to the price per option or warrant of any options or warrants which, together with Apollo Common Shares, form part of the Unit determined by applying the Black Scholes pricing model; and (iii) the lowest exercise price or conversion or exchange rate at which any securities issued by Apollo pursuant to the relevant Financing may be convertible into or exchangeable for Apollo Common Shares.

                                      SCHEDULE 1
                                  Subscription Form


TO: APOLLO GENETICS, INC. (the "Company")

RE: Exercise of Conversion Right pursuant to a Royalty Purchase Agreement dated
    December 18, 1996 between Neuroscience Partners Limited Partnership and the Company (the "Agreement").


The undersigned hereby irrevocably elects to exercise its Conversion Right with respect to U.S.$_____________________ of the // $.875 // $1.05 [CHECK ONE]
Purchase Price portion and hereby subscribes for ______________ Apollo Common Shares (or other property or securities contemplated by the Conversion Right).

    DATED this         day of                 ,    .


                                     NEUROSCIENCE PARTNERS LIMITED PARTNERSHIP
                                     BY ITS GENERAL PARTNER,
                                     MDS ASSOCIES-NEUROSCIENCE INC.

                                     By:______________________________________
                                     Name:
                                     Title:


Effective upon receipt of a certificate or certificates representing the number of Apollo Common Shares set out herein in accordance with the registration and delivery instructions set out below (the "Effective Date"), the undersigned hereby automatically waives its right to receive the portion of the future Royalties which accrue from and after the Effective Date set out in the column titled "Portion of Royalties Waived", and acknowledges and agrees that the rates set out in items (i) and (ii) of the Purchased Rights shall, from the Effective Date, be the rates set out in the columns "Future Direct Sales Royalty Rate" and "Future Fees and Income Royalty Rate", respectively. The undersigned further acknowledges and agrees that the amounts set out in Section 2.3 of the Agreement shall, from the Effective Date, be equal to the amount actually set out in the Agreement multiplied by the percentage set out in the column, "Termination Buy-out Amount Factor".

Defined terms not otherwise defined herein shall have the meaning assigned thereto in the Agreement.

DIRECTION AS TO REGISTRATION (if different from the Fund at its address for notice in the Agreement)

Name of Registered Holder:             ______________________________________

Address of Registered Holder:          ______________________________________

                                       ______________________________________


DIRECTIONS AS TO DELIVERY (if different from the Fund at its address for notice in the Agreement)

Address of Delivery                    ______________________________________

                                       ______________________________________

Attention:   __________________________

                                      APPENDIX 1

                                         GRID

             CUMULATIVE RECORD OF CONVERSIONS UNDER THE CONVERSION RIGHT


____________________________________________________________________________________________________________________________
DATE OF   PORTION OF  BALANCE OF   PORTION OF  BALANCE OF   BASIS OF  NO. OF    PORTION OF  FUTURE   FUTURE     TERMINATION/
EXERCISE  $.875       $.875        $1.05       $1.05        CONVER-   APOLLO    ROYALTIES   DIRECT   FEES AND   BUY-OUT
OF CON-   PURCHASE    PURCHASE     PURCHASE    PURCHASE     SION      COMMON    WAIVED(1)   SALES    INCOME     AMOUNT
VERSION   PRICE       PRICE TO BE  PRICE       PRICE TO BE            SHARES TO             ROYALTY  ROYALTY    FACTOR(4)
RIGHT     CONVERTED   CONVERTED    CONVERSION  CONVERTED              BE ISSUED             RATE(2)  RATE(3)
____________________________________________________________________________________________________________________________


____________________________________________________________________________________________________________________________


____________________________________________________________________________________________________________________________


____________________________________________________________________________________________________________________________















_____________________

1 The Portion of Royalties waived is equal to the cumulative percent of the total Purchase Price which has been converted.

2 Future Direct Sales Royalty Rate is equal to the Portion of Royalties Waived multiplied by 2%.

3 Future Fees and Income Royalty Rate is equal to the Portion of Royalties Waived multiplied by 5%.

4 The revised amounts set out in Sections 2.3 and 2.4 for each year are equal to the amount actually set out in the Agreement multiplied by the percentage set out in this column.

                                      SCHEDULE E

                                SUBSCRIPTION AGREEMENT



TO: APOLLO GENETICS, INC. (the "Corporation")



Neuroscience Partners Limited Partnership (the "Subscriber") hereby subscribes for and offers to purchase, subject to the terms and conditions set out herein, 714,290 shares of common stock, US$.02 par value per share (each, a "Common Share", collectively, the "Purchased Shares").

The Purchased Shares are being purchased pursuant to a Royalty Purchase Agreement between the Subscriber and the Corporation dated the date hereof (the "Purchase Agreement"). In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Purchase Agreement, the Purchase Agreement shall govern.

1.       SUBSCRIPTION PRICE

The aggregate subscription price (the "Subscription Price") for the Purchased Shares is US$500,000 or approximately US$.7 per Common Share.

2.       CLOSING

The delivery of and payment for the Purchased Shares will be completed (the "Closing") on December 17, 1996, or at such other time or on such other date as the Corporation and the Subscriber may agree (such time and date being herein referred to respectively as the "Time of Closing" and the "Closing Date").

The Subscriber hereby agrees to deliver to the Corporation at the Closing the following documents:

    (i) a certified cheque, bank draft or wire transfer made payable to "Apollo Genetics, Inc." or such other person as the Corporation may direct representing the Subscription Price;

    (ii)   an executed copy of this subscription agreement; and

    (iii) such other documents and instruments as the Corporation may reasonably require to give effect to and carry out the transactions contemplated herein.

The Corporation hereby agrees to deliver to the Subscriber at the Closing the following documents:

    (i) a single certificate representing the Purchased Shares registered in accordance with the registration instructions set out in section 10;

    (ii)   an executed copy of this subscription agreement;

    (iii) an opinion of its counsel in a form reasonably satisfactory to the Subscriber; and

    (iv) such other documents and instruments as the Corporation may reasonably require to give effect to and carry out the transactions contemplated herein.

3.         REPRESENTATIONS, WARRANTIES, ETC. OF THE SUBSCRIBER

The Subscriber hereby represents and warrants to the Corporation (which representations and warranties shall survive closing and continue in full force and effect for a period of three years from the date hereof) and acknowledges that the representations of the Subscriber made in Section 3.2 of the Purchase Agreement are true and correct as if made pursuant hereto. The Subscriber acknowledges that the Corporation is relying on those representations and warranties in entering into this Subscription Agreement:

4.         REPRESENTATIONS, WARRANTIES, ETC. OF THE CORPORATION

By its acceptance of this subscription agreement, the Corporation represents and warrants to the Subscriber (which representations and warranties shall survive closing and continue in full force and effect for a period of three years from the date hereof) and acknowledges that the representations of the Corporation made in Section 3.1 of the Purchase Agreement are true and correct as if made pursuant hereto. The Corporation acknowledges that the Subscriber is relying on those representations and warranties in entering into this subscription agreement:

5.         GOVERNING LAW

This subscription agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. The Corporation and the Subscriber hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts with respect to any matters arising out of this subscription agreement.

6.         ASSIGNMENT

This subscription agreement is not transferable or assignable by the parties hereto.

7.         ENTIRE AGREEMENT

This subscription agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

8.         TIME OF ESSENCE

Time shall be of the essence of this subscription agreement.

9.         HEADINGS

The headings contained herein are for convenience only and shall not affect the meaning or interpretation of this subscription agreement.

10.        DETAILS OF REGISTRATION AND DELIVERY

A.  Name of Subscriber:      Neuroscience Partners Limited Partnership
    Street Address:          100 International Blvd.
    City and Province:       Etobicoke, Ontario
    Postal Code:             M9W 6J6
    Contact:                 Michael Callaghan
    Phone No.:               416-213-4228
    Fax No.:                 416-213-4232

B. Registration of the certificate representing the Common Shares, each of the Warrants and the Common Shares issuable on exercise of the Warrants should be made as follows:

    Name:                    Neuroscience Partners Limited Partnership
    Registration Address:    100 International Boulevard
    City and Province:       Etobicoke, Ontario
    Postal Code:             M9W 6J6

11.        SIGNATURE OF SUBSCRIBER

DATED as of the 18th day of December, 1996.

                                  NEUROSCIENCE PARTNERS LIMITED PARTNERSHIP by its General Partner
                                  MDS ASSOCIES-NEUROSCIENCE INC.



                                Per: /s/ Michael J. Callaghan, Vice-President
                                    -----------------------------------------
                                         Michael J. Callaghan, Vice-President

                                Per:  /s/ Keith Dorrington, Vice-President
                                      ----------------------------------------
                                          Keith Dorrington, Vice-President

12.        CONFIRMATION AND ACCEPTANCE

This subscription agreement is confirmed and accepted by the Corporation.

DATED as of the 18th day of December, 1996.


                                  APOLLO GENETICS, INC.


                                  Per:
                                      -----------------------------------------

                                   SCHEDULE F
                        REGISTRATION RIGHTS AGREEMENT


               See Exhibit 3.3 to this Registration Statement

                                   Schedule G

                             FINANCIAL STATEMENTS





                             APOLLO GENETICS, INC.
                         (a development stage company)


                             FINANCIAL STATEMENTS


                               DECEMBER 31, 1995

                             APOLLO GENETICS, INC.
                        (a development stage company)


                                - I N D E X -
                                -------------

                                                                     PAGE
                                                                     NUMBER
                                                                     ------

REPORT OF INDEPENDENT AUDITORS                                          1

BALANCE SHEETS                                                          2

STATEMENTS OF OPERATIONS                                                3

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY                           4

STATEMENTS OF CASH FLOWS                                                5

NOTES TO FINANCIAL STATEMENTS                                           6

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Apollo Genetics, Inc.
Cambridge, Massachusetts


     We have audited the accompanying balance sheet of Apollo Genetics, Inc. (a development stage company) as at December 31, 1995, and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period then ended, and for the period from July 9, 1992 (inception) through December 31, 1995. These financial statements are the responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Apollo Genetics, Inc. at December 31 1995, and the results of its operations and its cash flows for the each of the years in the two-year period then ended, and for the period from July 9, 1992 (inception) through December 31, 1995 in conformity with generally accepted accounting principles.

     The accompanying condensed balance sheet of Apollo Genetics, Inc. as at September 30, 1996 and the related condensed statements of operations and cash flows for the nine-month periods ended September 30, 1996 and 1995 and the period from July 9, 1992 (inception) through September 30, 1996 were not audited by us and, accordingly, we do not express an opinion on them.


/s/ Richard A. Eisner & Company, LLP

Cambridge, Massachusetts
July 15, 1996

With respect to Notes A and E
November 6, 1996

                            APOLLO GENETICS, INC.
                        (a development stage company)


                                BALANCE SHEETS


                                                 December 31,      September 30,
               A S S E T S                           1995              1996
               -----------                       ------------      -------------
                                                                    (Unaudited)
Current assets:
   Cash and cash equivalents . . . . . . . . .   $  246,721        $   373,645
   Stock subscriptions receivable (Note C) . .                         112,500
                                                 ------------      -------------

          Total current assets . . . . . . . .      246,721            486,145

Organization costs, net of accumulated
   amortization of $3,584 at December 31,
   1995 and $4,371 at September 30, 1996
   (Note B). . . . . . . . . . . . . . . . . .        1,661                874
Deferred public offering costs . . . . . . . .                           5,000
                                                 ------------      -------------

          T O T A L. . . . . . . . . . . . . .   $  248,382        $   492,019
                                                 ------------      -------------
                                                 ------------      -------------


       LIABILITIES AND STOCKHOLDERS'
             EQUITY (DEFICIT)
       -----------------------------

Current liabilities:
   Accounts payable and accrued expenses . . .   $  161,923        $   102,981
   Notes payable (Note D). . . . . . . . . . .                          73,425
                                                 ------------      -------------

          Total current liabilities. . . . . .      161,923            176,406
                                                 ------------      -------------

Notes payable (Note D) . . . . . . . . . . . .      204,400
                                                 ------------

Commitments (Note F)

Stockholders' equity (deficit) (Note E):
   Preferred stock - $.01 par value;
   4,000,000 shares authorized, none
   issued

   Common stock - $.02 par value; 20,000,000
     shares authorized, 11,770,000 shares
     issued at December 31, 1995 and
     13,017,843 shares issued at
     September 30, 1996. . . . . . . . . . . .      235,400            260,357
   Additional paid-in capital. . . . . . . . .      994,120          1,625,629
   Deficit accumulated during the
     development stage . . . . . . . . . . . .   (1,347,461)        (1,570,373)
                                                 ------------      -------------

          Total stockholders' equity
           (deficit) . . . . . . . . . . . . .     (117,941)           315,613
                                                 ------------      -------------

          T O T A L. . . . . . . . . . . . . .   $  248,382        $   492,019
                                                 ------------      -------------
                                                 ------------      -------------

          Attention is directed to the foregoing auditor's report and to the accompanying notes to financial statements.


                                               APOLLO GENETICS, INC.
                                          (a development stage company)

                                            STATEMENTS OF OPERATIONS

                                                                   July 9, 1992                            July 9, 1992
                                                 Year Ended         (Inception)     Nine Months Ended     (Inception)
                                                December 31,          Through          September 30,        Through
                                           ----------------------  December 31,    --------------------- September 30,
                                              1995       1994          1995          1996       1995          1996
                                           ----------  ----------  -------------   ---------- ---------- -------------
                                                                                        (Unaudited)       (Unaudited)
Revenue:
   Licensing and option revenue
     (Note B(2)) . . . . . . . . . . . .                                           $ 170,000             $   170,000

   Interest income . . . . . . . . . . .   $   2,535   $   3,954   $     12,071        7,301                  19,372
                                           ----------  ----------  -------------   ----------           -------------
                                           $   2,535   $   3,954   $     12,071      177,301                 189,372
                                           ----------  ----------  -------------   ----------  -------- -------------

Expenses:
   Research and development. . . . . . .     131,842     199,654        466,838      100,716   $ 94,966      567,554
   General and administrative. . . . . .     230,592     323,613        857,909      268,819    187,462    1,126,728
   Amortization expense. . . . . . . . .       1,049       1,049          3,584          787        787        4,371
   Interest expense. . . . . . . . . . .      31,201       2,645         31,201       29,891     22,691       61,092
                                           ----------  ----------  -------------   ---------- ---------- -------------
          Total expenses . . . . . . . .     394,684     526,961      1,359,532      400,213    305,906    1,759,745
                                           ----------  ----------  -------------   ---------- ---------- -------------

NET LOSS . . . . . . . . . . . . . . . .   $(392,149)  $(523,007)  $ (1,347,461)   $(222,912) $(305,906) $(1,570,373)
                                           ----------  ----------  -------------   ---------- ---------- -------------
                                           ----------  ----------  -------------   ---------- ---------- -------------


                Attention is directed to the foregoing auditors' report and to the accompanying notes to financial statements.

                                  APOLLO GENETICS, INC.
                              (a development stage company)

                       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                             Common Stock
                                                                            $ .92 Per Value          Additional
                                                                       ------------------------       Paid-in
                                                                        Shares           Amount       Capital
                                                                       --------         --------     ----------


Issuance of common stock at $.02 per share from inception
  through December 31, 1992. . . . . . . . . . . . . . . . . . . .      2,050,000        $ 41,000
Issuance of common stock for services at $.02 per share
  from inception through December 31, 1992 . . . . . . . . . . . .        200,000           4,000
Net loss for the year ended December 31, 1992. . . . . . . . . . .
                                                                        ---------        --------
Balance - December 31, 1992  . . . . . . . . . . . . . . . . . . .      2,250,000          45,000
Additional shares sold at $ .02 per share  . . . . . . . . . . . .      4,000,000          80,000
Shares issued for services at $ .02 per share. . . . . . . . . . .        540,000          10,800
State of common stock in connection with private placement
  of stock at $ .20 per share  . . . . . . . . . . . . . . . . . .      3,200,000          64,000     $  576,000
Costs related to private placement . . . . . . . . . . . . . . . .                                       (36,530)
Shares issued for services at $ .20 per share  . . . . . . . . . .         30,000             600          5,400
Net loss for the year ended December 31, 1993. . . . . . . . . . .
                                                                        ---------        --------     ----------
Balance - December 31, 1993  . . . . . . . . . . . . . . . . . . .     10,020,000         200,400        544,870
Repurchase of common stock by the Company and cancellation
  of shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .        (50,300)         (1,000)
Common stock warrants issued in connection with notes payable  . .                                         6,750
Net loss for the year ended December 31, 1994  . . . . . . . . . .
                                                                       ----------        --------     ----------
Balance - December 31, 1994  . . . . . . . . . . . . . . . . . . .      9,970,000         199,400        551,620
Sale of common stock at $ .25 per share. . . . . . . . . . . . . .      1,800,000          36,000        414,000
Costs of raising capital   . . . . . . . . . . . . . . . . . . . .                                       (12,250)
Purchase (for $8,000) and resale (for $20,000) of 200,000
  shares of common stock . . . . . . . . . . . . . . . . . . . . .                                        12,000
Capital contributed by stockholder . . . . . . . . . . . . . . . .                                        25,000
Common stock warrants issued in connection with notes payable. . .                                         3,750
Net loss for the year ended December 31, 1995. . . . . . . . . . .
                                                                       ----------        --------     ----------
Balance - December 31, 1995. . . . . . . . . . . . . . . . . . . .     11,770,000         235,400        994,120
Shares issued for services at $ .30 per share. . . . . . . . . . .         83,552           1,471         23,395
Conversion of debt into common stock . . . . . . . . . . . . . . .        450,003           9,000        122,400
Sale of common stock in connection with private placement
  of stock at $ .70 per share  . . . . . . . . . . . . . . . . . .        714,291          14,286        485,714
Net loss for the nine months ended September 30, 1994. . . . . . .
                                                                       ----------        --------     ----------
BALANCE - SEPTEMBER 30, 1996 (unaudited) . . . . . . . . . . . . .     13,017,843       $ 260,357    $ 1,625,629
                                                                       ----------       ---------    -----------
                                                                       ----------       ---------    -----------


                                                                       Deficit
                                                                     Accumlated
                                                                       During
                                                                    Developememt
                                                                        Stage                 Total
                                                                    ------------            ---------

Issuance of common stock at $.02 per share from inception
  through December 31, 1992. . . . . . . . . . . . . . . . . . . .                           $ 41,000
Issuance of common stock for services at $.02 per share
  from inception through December 31, 1992 . . . . . . . . . . . .                              4,000
Net loss for the year ended December 31, 1992. . . . . . . . . . .  $   (77,972)              (77,972)
                                                                    -----------              --------

Balance - December 31, 1992  . . . . . . . . . . . . . . . . . . .      (77,972)              (32,972)
Additional shares sold at $ .02 per share  . . . . . . . . . . . .                             80,000
Shares issued for services at $ .02 per share. . . . . . . . . . .                             10,800
State of common stock in connection with private placement
  of stock at $ .20 per share  . . . . . . . . . . . . . . . . . .                            640,000
Costs related to private placement . . . . . . . . . . . . . . . .                            (36,530)
Shares issued for services at $ .20 per share  . . . . . . . . . .                              6,000
Net loss for the year ended December 31, 1993. . . . . . . . . . .     (354,333)             (354,333)
                                                                    -----------              --------

Balance - December 31, 1993  . . . . . . . . . . . . . . . . . . .     (432,305)              312,965
Repurchase of common stock by the Company and cancellation
  of shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .                             (1,000)
Common stock warrants issued in connection with notes payable  . .                              4,750
Net loss for the year ended December 31, 1994  . . . . . . . . . .     (523,007)             (523,007)
                                                                    -----------              --------

Balance - December 31, 1994  . . . . . . . . . . . . . . . . . . .     (955,312)             (204,292)
Sale of common stock at $ .25 per share. . . . . . . . . . . . . .                            450,000
Costs of raising capital . . . . . . . . . . . . . . . . . . . . .                            (12,250)
Purchase (for $8,000) and resale (for $20,000) of 200,000
  shares of common stock . . . . . . . . . . . . . . . . . . . . .                             12,000
Capital contributed by stockholder . . . . . . . . . . . . . . . .                             25,000
Common stock warrants issued in connection with notes payable. . .                              3,750
Net loss for the year ended December 31, 1995. . . . . . . . . . .     (392,141)             (392,149)
                                                                    -----------              --------

Balance - December 31, 1995. . . . . . . . . . . . . . . . . . . .   (1,347,461)             (117,941)
Shares issued for services at $ .30 per share. . . . . . . . . . .                             25,066
Conversion of debt into common stock . . . . . . . . . . . . . . .                            131,400
Sale of common stock in connection with private placement
  of stock at $ .70 per share  . . . . . . . . . . . . . . . . . .                            500,000
Net loss for the nine months ended September 30, 1994. . . . . . .     (222,912)             (222,912)
                                                                    -----------              --------

BALANCE - SEPTEMBER 30, 1996 (unaudited) . . . . . . . . . . . . .  $(1,570,373)            $ 315,613
                                                                    -----------              --------
                                                                    -----------              --------




           Attention is directed to the foregoing auditors' report and to the accompanying notes to financial statements.

                                                 APOLLO GENETICS, INC.
                                             (a development stage company)

                                                 STATEMENTS OF CASH FLOWS

                                                                           July 9, 1992                           July 9, 1992
                                                         Year Ended         (Inception)     Nine Months Ended      (Inception)
                                                        December 31,          Through         September 30,          Through
                                                    --------------------   December 31,    --------------------   September 30,
                                                      1995       1994          1995          1996       1995          1996
                                                    ---------  ---------  ---------------  ---------  ---------  ---------------
                                                                                                (Unaudited)         (Unaudited)
Cash flows from operating activities:
  Net loss........................................  $(392,149) $(523,007) $    (1,347,467) $(222,912) $(305,906) $    (1,570,373)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Amortization..................................      1,049      1,399            3,934      1,212        786            5,146
    Common stock issued for services rendered.....                                 20,800     25,066                      45,866
    Organization costs............................                                 (5,245)                                (5,245)
    Changes in operating assets and liabilities:
      Increase (decrease) in accounts payable and
       accrued expenses...........................    138,971     56,643          216,473    (58,942)   130,697          157,531
                                                    ---------  ---------  ---------------  ---------  ---------  ---------------
        Net cash (used in) operating activities...   (253,029)  (484,965)      (1,111,499)  (255,576)  (174,423)      (1,367,075)
                                                    ---------  ---------  ---------------  ---------  ---------  ---------------
Cash liens from financing activities:
  Sale of common stock............................    445,000                   1,206,000     387,00    121,000        1,593,500
  Stock offering costs............................    (12,250)                    (48,780)                               (48,780)
  Repurchase of common stock......................     (8,000)    (1,000)          (9,000)                                (9,000)
  Proceeds from notes payable (Note C)............     75,000    135,000          210,000                75,000          210,000
  Deferred public offering costs..................                                            (5,000)                     (5,000)
                                                    ---------  ---------  ---------------  ---------  ---------  ---------------
        Net cash provided by financing
         activities...............................    499,750    134,000        1,358,220    382,500    196,000        1,740,729
                                                    ---------  ---------  ---------------  ---------  ---------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS......................................    246,721   (330,965)         246,721    126,926     21,577          373,645
Cash and cash equivalents at beginning of
 period...........................................     -0-       330,965        -0-          246,721     -0-           -0-
                                                    ---------  ---------  ---------------  ---------  ---------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD........  $ 246,721  $  -0-     $       246,721  $ 373,845  $  21,577  $       373,645
                                                    ---------  ---------  ---------------  ---------  ---------  ---------------
                                                    ---------  ---------  ---------------  ---------  ---------  ---------------
Supplemental disclosures of cash flow information:
  Interest paid...................................             $  15,000  $        15,000  $   25,00             $        32,000
  Accounts payable converted into stock...........                25,000           25,000                                 25,000
  Capital contributed by forgiveness of debt......                25,000           25,000                                 25,000
  Notes payable converted to common stock.........                                           135,000                     135,000

          Attention is directed to the foregoing auditors' report and as the accompanying notes to financial statements.

                                APOLLO GENETICS, INC.
                            (a development stage company)

                            NOTES TO FINANCIAL STATEMENTS

                     (Information as of September 30, 1996 and for
                        the nine months ended September 30, 1996
                                and 1995 is unaudited)

(NOTE A) - THE COMPANY:

     Apollo Genetics, Inc. (the "Company"), was incorporated on July 9, 1992. The Company's objective is to develop biopharmaceutical products for deterring aspects of human aging.

     The Company is in the development stage and its efforts through December 31, 1995 have been principally devoted to organizational activities, raising capital and initial research and development activities. It does not expect commercial operations in the foreseeable future. The Company anticipates that it will need substantial additional financing to complete its research and to develop commercial products. The Company is endeavoring to obtain additional financing for the next phase of its research activities; however, there is no assurance that such financing can be obtained or that the Company's research will be successful.

     On November 6, 1996 the Board of Directors of the Company authorized the filing of a registration statement with the Securities and Exchange Commission for the initial public offering of shares of the Company's common stock.


(NOTE B) - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     (1) ORGANIZATION COSTS:

         The Company has capitalized certain costs, primarily legal expenses, related to its organization. These costs are being amortized by the straight-line method over five years.

     (2) PATENT COSTS:

         Patent costs will be amortized over the estimated useful lives of the underlying patents commencing with the date when revenue is earned related to the patents.

     (3) USE OF ESTIMATES:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(continued)

                               APOLLO GENETICS, INC.
                            (a development stage company)

                            NOTES TO FINANCIAL STATEMENTS

                     (Information as of September 30, 1996 and for
                        the nine months ended September 30, 1996
                                and 1995 is unaudited)


(NOTE B) - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  (continued)

     (4) CASH AND CASH EQUIVALENTS:

         The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents.

     (5) INTERIM CONDENSED FINANCIAL STATEMENTS:

         The condensed financial statements as of September 30, 1996 and for the nine months ended September 30, 1996 and September 30, 1995 are unaudited. In management's opinion, the unaudited financial statements as of September 30, 1996 and for the nine months ended September 30, 1996 and September 30, 1995, include all adjustments necessary for a fair presentation. Such adjustments were of a recurring nature.

(NOTE C) - STOCK SUBSCRIPTIONS RECEIVABLE:

     All stock subscriptions receivable were paid in full in October 1996.

(NOTE D) - NOTES PAYABLE:

     During the 1995 and 1994, the Company issued $210,000 of 10% convertible notes payable. The notes are due in full at the earlier of September 19, 1997 or the closing of the next offering of common stock of the Company with aggregate gross proceeds to the Company of not less than $1,000,000. Interest is payable annually on September 19. The notes may be redeemed at the option of the Company at a price equal to 110% of the principal amount plus any accrued and unpaid interest. The notes may be converted into common stock of the Company at any time prior to the redemption or maturity date. The conversion price is subject to adjustment as defined in the agreement. The principal amount of the notes outstanding is $75,000 and $210,000 at September 30, 1996 and December 31, 1995, respectively. In

                            APOLLO GENETICS, INC.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS

                  (Information as of September 30, 1996 and for
                     the nine months ended September 30, 1996
                               and 1995 is unaudited)

(NOTE D) - NOTES PAYABLE: (continued)

conjunction with these notes, the Company issued warrants for the purchase of 700,000 shares of its common stock. The value assigned to the warrants, amounting to $10,500, has been accounted for as debt discount and is being amortized over the period of time the notes are expected to be outstanding. The effective interest rate on the notes, including the debt discount, is approximately 12%. The warrants are more fully discussed in Note E(3). Through September 30, 1996 a total of $135,000 of the notes were converted into 450,000 shares of common stock.

(NOTE E) - COMMON STOCK, OPTIONS AND WARRANTS:

     [1] COMMON STOCK:

         Through December 31, 1995, the Company has been financed primarily through the sale of common stock. Through December 31, 1995, of the 11,770,000 shares issued, 11,000,000 were sold for cash and the remaining 770,000 shares were issued for payment of services rendered to the Company. Through September 30, 1996, of the 13,017,843 shares issued, 12,164,291 were sold for cash and the remaining 853,552 shares were issued for payment of services rendered to the Company.

     [2] OPTION PLAN:

         The Company has a stock option plan that provides for the issuance of both incentive and nonqualified stock options. This plan provides for the granting of options to purchase not more than 1,000,000 shares of common stock. The exercise price of the incentive options cannot be less than the fair market value on the date of the grant, while the exercise price for the nonqualified options is determined by the option committee.


(continued)

                            APOLLO GENETICS, INC.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS

                  (Information as of September 30, 1996 and for
                     the nine months ended September 30, 1996
                               and 1995 is unaudited)


(NOTE E) - COMMON STOCK, OPTIONS AND WARRANTS:  (continued)

     [2] OPTION PLAN:   (continued)

         Option activity through September 30, 1996 has been as follows:

                                       Number of        Option Price
                                        Shares            Per Share
                                       ---------        ------------

Balance - December 31, 1992               -0-              $-0-
Granted                                 200,000            $.20
                                        -------

Balance - December 31, 1993             200,000            $.20
Granted                                 500,000          $.20 - $.30
                                        -------

Balance - December 31, 1994             700,000          $.20 - $.30
Cancelled                              (300,000)         $.20 - $.30
Granted                                 600,000          $.10 - $.25
                                        -------

Balance - December 31, 1995 and
    September 30, 1996                1,000,000          $.10 - $.30


         At September 30, 1996, options to purchase 650,000 shares were exercisable at an average exercise price of $.26 per share. At September 30, 1996, no options to purchase shares were available for grant under the plan.

         In November of 1996, the Company's Board of Directors authorized an increase of the number of shares of the Company's common stock issuable under the plan by 1,000,000 shares.

         Also in November of 1996, the Company's Board of Directors authorized the establishment of the 1996 Directors Stock Option Plan, and reserved 300,000 shares of the Company's common stock for issuance under the Plan

(continued)

                            APOLLO GENETICS, INC.
                         (a development stage company)

                         NOTES TO FINANCIAL STATEMENTS

                  (Information as of September 30, 1996 and for
                     the nine months ended September 30, 1996
                               and 1995 is unaudited)


(NOTE E) - COMMON STOCK, OPTIONS AND WARRANTS:  (continued)


     [3] WARRANTS:

         In conjunction with the notes described in Note C, the Company issued warrants for the purchase of 700,000 shares of the Company's common stock.
The warrants are exercisable until September 17, 1999 at the lower of $.30 per share or the price per share of the common stock at the closing of the next offering of common stock with aggregate gross proceeds of at least $1,000,000. The number and character of shares which may be purchased upon the exercise of these warrants are subject to adjustment as provided in the warrant agreement.

(NOTE F) - COMMITMENTS:

     [1] LEASE:

         The Company is currently subleasing its facilities under a tenant-at-will agreement. Rent expense for the year ended December 31, 1995 amounted to $5,850 and the rent paid since inception is $21,100.

     [2] RESEARCH, LICENSE AND CONSULTING AGREEMENTS:

         The Company has entered into various research, license and consulting agreements to support its research and development activities. These agreements generally expire over several future years. Amounts charged to operations in connection with these agreements for the year ended December 31, 1995 amounted to approximately $55,000. The Company expects to increase its research and development expenses in future years.

         Some of the above agreements contain provisions for future royalties to be paid by the Company on the sale of products developed under the agreements.

     [3] EMPLOYMENT AGREEMENT:

         The Company has entered into an employment agreement, which expires on October 31, 1997, with its president which provides for a minimum annual salary of $100,000 and twelve months of severance pay. The agreement will automatically extend for a one-year period through October 31, 1998 unless terminated by either party to the agreement.

(continued)

                                   SCHEDULE H


                                GRANTS AND OPTIONS



1. The Neurestrol License Option granted pursuant to Section 3.3 of the Athena Agreement.